SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              SOFTNET SYSTEMS, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is  offset as   provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              SOFTNET SYSTEMS, INC.
                                520 Logue Avenue
                         Mountain View, California 94043



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY __, 1999

TO THE STOCKHOLDERS OF SOFTNET SYSTEMS, INC.:

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SoftNet Systems, Inc., a New York corporation (the "Company"), will be held on February __, 1999, at 10:00 a.m. local time, at the Company's corporate offices located at 650 Townsend Street, San Francisco, California 94103, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.  To approve the Company's reincorporation in Delaware;

2.   To increase the number of authorized shares of capital stock;

3. To approve the listing of the Company's common stock on the Nasdaq Stock Market;

4. To approve the adoption of the Company's 1998 Stock Incentive Plan under which 2,850,668 shares of common stock have been reserved for issuance;

5. To authorize and approve the issuance of the common stock underlying the Company's Convertible Preferred Stock and Warrants to purchase common stock, which in the aggregate would represent 20% or more of the outstanding shares of common stock;

6.   To approve the sale of the Company's non-Internet related subsidiaries;

7.   To elect directors;

8. To appoint PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 1999; and

9.   To conduct such other business as may properly come before the meeting.

                  Only stockholders of record at the close of business on January __, 1999 are entitled to notice of and to vote at this Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at this Annual Meeting will be available for inspection at the executive offices of the Company.

                  All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to this Annual Meeting. If you attend this Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                                     Steven M. Harris
                          Vice President and Secretary
______________, 1998

                              SOFTNET SYSTEMS, INC.
                               650 Townsend Street
                         San Francisco, California 94103

                                 PROXY STATEMENT

                   FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY __, 1999

General

                  The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of SoftNet Systems, Inc., a New York corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. on February __, 1999 at the Company's corporate offices located at 650 Townsend Street, San Francisco, California 94103. These proxy solicitation materials were mailed on or about ______________, 1998 to all stockholders entitled to vote at the Annual Meeting.

Voting

                  The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On ____________, 1999, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), ___________ shares of the Company's common stock, $.01 par value ("common stock"), were issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on _____________, 1999.

                  A majority of the outstanding shares entitled to vote at the Annual Meeting and represented in person or by proxy will constitute a quorum. Each share has one vote on all other matters to be voted upon at the Annual Meeting. If choices are not specified on the proxy, the shares will be voted for the proposal described herein. Under New York law, abstentions and broker "non-votes" will be counted towards determining the presence of a quorum. With respect to all proposals, abstentions and broker "non-votes" will have the effect of a negative vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote for a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Unvoted shares are termed "non-votes" when a nominee holding shares for beneficial owners may not have received instructions from the beneficial owner and may not have exercised discretionary voting power on certain matters, but with respect to other matters may have voted pursuant to discretionary authority or instructions from the beneficial owners.

                  The following outlines the vote required to approve each proposal set forth in this Proxy:

o Proposal One, reincorporation in Delaware, requires approval by at least two-thirds of the Company's outstanding common stock.

o Proposal Two, increase of the authorized stock of the Company, requires approval by at least a majority of all outstanding shares entitled to vote at the Annual Meeting.

o Proposal Three, listing of the Company's common stock on the Nasdaq Stock Market ("NASDAQ"), does not require approval by the Company's stockholders but the Company has decided to include it for your consideration. At least a majority of the shares of common stock present in person or by proxy at the Annual Meeting is required for approval.

o Proposal Four, adoption of the Company's 1998 Stock Incentive Plan, requires approval by at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting.

o Proposal Five, authorization and approval of the issuance of the Company's common stock underlying its Convertible Preferred Stock and Warrants, requires approval by at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting.

o Proposal Six, to approve the sale of the Company's non-Internet related businesses, requires approval by at least two-thirds of the Company's outstanding common stock.

o Proposal Seven, to elect directors, requires approval by at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting.

o Proposal Eight, to appoint PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 1999, shares of common stock present in person or by proxy at the Annual Meeting.

                  As of the Record Date, the current Directors and officers of the Company have the right to vote___ shares, representing _____% of the outstanding common stock, and have advised the Company that their present intent is to vote in favor of each proposal and all persons nominated as directors.

                  The Board of Directors recommends a vote FOR each proposal.

Revocability of Proxies

                  You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

                  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                  RISK FACTORS

                  The Company faces certain risks in operating its business, and the Company's securityholders face certain risks in holding the Company's securities. Please see the Company's Annual Report on Form 10-K for the year ended September 30, 1998, which is being delivered with this Proxy Statement and is incorporated by reference herein.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL ONE

                           REINCORPORATION IN DELAWARE

General

                  On October 6, 1998, the Board of Directors adopted a plan, subject to approval by the stockholders, to reincorporate the Company under the laws of the State of Delaware (the "Reincorporation"). The Company was incorporated under the laws of the State of New York in 1956 under the name Tensor Electric Development Co. Inc. The Board of Directors believes Delaware corporate law will better serve the stockholders' interests and provide the Company with advantages not available under New York corporate law. Therefore, the Board of Directors recommends the stockholders approve the form of Merger Agreement that appears as Appendix A at the end of this Proxy Statement (the "Merger Agreement") to effect a transaction commonly called a "reincorporation."

                  The Company will continue to be called "SoftNet Systems, Inc." after the reincorporation. To explain the proposal, however, this Proxy
Statement will call the Company that exists today as a New York corporation either "the Company" or "SoftNet-NY," while "SoftNet-DE" will refer to the new Delaware corporation that will initially be organized as a wholly-owned subsidiary of SoftNet-NY. If the holders of at least two-thirds of all outstanding shares of the common stock approve the Merger Agreement, SoftNet-NY will be merged into SoftNet-DE. The effective date will be when the necessary documents have been filed in both New York and Delaware. SoftNet-DE will be the surviving corporation, and the charter and Bylaws of the new corporation will be substantially the same as those of SoftNet-NY today, except as otherwise discussed below.

Reasons for the Change

                  The Company has not maintained its principal office in New York for some time. It is anticipated that SoftNet-DE will have its principal corporate offices at SoftNet-NY's address in California, and will appoint a registered agent to represent it in Delaware. SoftNet-NY's current address is 650 Townsend Street, San Francisco, California 94103. The Company will move into the new space when it is available, which is anticipated to be in the first calendar quarter of 1999. Reincorporation in Delaware will not change the business plan, management, assets, liabilities, net worth, capitalization or employee benefit plans of the Company. Each outstanding share of SoftNet-NY's common stock and preferred stock (hereinafter referred to as the "common stock" and "Preferred Stock," respectively) will automatically become one share of the common stock or preferred stock, respectively, of SoftNet-DE. Furthermore, each stock option, warrant or convertible security that would be, or later becomes, exercisable for, or convertible into, shares of the common stock will automatically be, or later become, exercisable for, or convertible into, the same number of shares of the common stock of SoftNet-DE on the same terms and conditions.

                  For many years, Delaware has encouraged incorporation in that state by adopting modern, comprehensive and flexible corporate laws, and it periodically updates and revises them to meet changing business needs. The Delaware General Corporation Law (the "DGCL") is considered a sophisticated statute, highly conducive to business. That is why many corporations choose Delaware initially as their place of incorporation, and why many others have reincorporated in Delaware by means of transactions like the one now proposed. Because of Delaware's policy of encouraging incorporation and its preeminence as the most popular state of incorporation for major corporations, the courts of Delaware have developed considerable expertise in dealing with corporate issues. As a result, Delaware's case law interpreting its corporate laws is more developed than that of any other state. This gives Delaware corporate law an extra measure of predictability that is useful and often crucial in our precedent-based judicial system.

                  For the board of directors and the management of a Delaware corporation, these features of Delaware law allow greater certainty in managing the corporation. The state's court system also provides for relatively prompt resolution of most corporate disputes. For example, Delaware has a specialized Court of Chancery that hears cases involving corporate law. The Court of Chancery has no jurisdiction over most other kinds of cases, and therefore its dockets are not as backlogged as many other states. In addition, the Supreme Court of Delaware hears and decides important corporate appeals rapidly.

                  The Board of Directors considered the predictability and flexibility of Delaware law and the efficiency of its judicial process when it approved the present proposal. The Board of Directors also recognized the possibility that choosing to be governed by the corporate law of Delaware, as so many other corporations have done, may further enhance the reputation of the Company.

Authorized Shares of Capital Stock

                  After the Reincorporation, and depending on stockholder approval of Proposal Two herein, the authorized capital stock of SoftNet-DE will consist of 100,000,000 shares of common stock, par value $.01 per share and 4,000,000 shares of preferred stock, par value $.10 per share (see the section "Changes in Authorized Capital Stock" under this Proposal One for additional discussion). SoftNet-DE will not issue any shares of stock in connection with the Reincorporation, other than the shares into which the outstanding shares of SoftNet-NY will convert. In the event the stockholders do not approve Proposal Two, the authorized shares of common stock of SoftNet-DE will be 25,000,000.

Conversion of Shares

                  As soon as the Reincorporation becomes effective, SoftNet-DE will issue a press release announcing that the transaction has occurred. At the same time, the holders of the old shares of SoftNet-NY will become holders of the new shares of SoftNet-DE. Shares of SoftNet-NY will automatically convert into shares of SoftNet-DE, on these terms:

o    The conversion will be on a one-for-one basis.

o Each share of the common stock of SoftNet-NY which is outstanding at the effective date will become one share of the new common stock, par value $.01 per share, of SoftNet-DE.

o Each share of the Preferred Stock of SoftNet-NY which is outstanding at the effective date will become one share of the new preferred stock, par value $.10 per share, of SoftNet-DE.

o Each share of the common stock and Preferred Stock held in the treasury of SoftNet-NY will become a share held in the treasury of SoftNet-DE.

                  THIS MEANS THAT, BEGINNING ON THE EFFECTIVE DATE, EACH SOFTNET-NY STOCK CERTIFICATE WHICH WAS OUTSTANDING JUST BEFORE THE REINCORPORATION WILL AUTOMATICALLY REPRESENT THE SAME NUMBER OF SOFTNET-DE SHARES. THEREFORE, STOCKHOLDERS OF SOFTNET-NY NEED NOT EXCHANGE THEIR STOCK CERTIFICATES FOR NEW SOFTNET-DE STOCK CERTIFICATES. LIKEWISE, STOCKHOLDERS SHOULD NOT DESTROY THEIR OLD CERTIFICATES AND SHOULD NOT SEND THEIR OLD CERTIFICATES TO THE CORPORATION, EITHER BEFORE OR AFTER THE EFFECTIVE DATE OF REINCORPORATION.

Trading of the Stock

                  After the Reincorporation, those who were formerly stockholders of SoftNet-NY may continue to make sales or transfers using their SoftNet-NY stock certificates. SoftNet-DE will issue new certificates representing shares of SoftNet-DE common stock for transfers occurring after the effective date of the Reincorporation. On request, SoftNet-DE will issue new certificates to anyone who holds SoftNet-NY stock certificates. Any request for new certificates will be subject to normal stock transfer requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

                  Stockholders whose shares of SoftNet-NY were freely tradable before the Reincorporation will own shares of SoftNet-DE that are freely tradable after the Reincorporation. Similarly, any Stockholders holding securities with transfer restrictions before the Reincorporation will hold shares of SoftNet-DE which have the same transfer restrictions after the Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, those who hold SoftNet-DE stock certificates will be deemed to have acquired their shares on the date they originally acquired their shares in SoftNet-NY.

                  After the Reincorporation, SoftNet-DE will continue to be a publicly held company, with its common stock tradable on the American Stock Exchange ("AMEX"), or, subject to shareholder approval of Proposal Three herein, tradable over the Nasdaq Stock Market ("NASDAQ"). SoftNet-DE will also file with the Securities and Exchange Commission (the "Commission") and provide to its stockholders the same types of information that SoftNet-NY has previously filed and provided.

Certain Federal Income Tax Consequences

                  The following is a brief summary of the principal federal income tax consequences of the Reincorporation under current law to holders of the common stock and Preferred Stock. This summary is for general information only. It does not address potential legislative changes that may affect these consequences, and it does not address any state, local or foreign tax consequences of reincorporation. The Company has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service to the effect that the Reincorporation is nontaxable.

                  Neither the Company nor its stockholders will recognize any gain or loss by reason of the Reincorporation. The tax basis of the shares of SoftNet-DE common stock and preferred stock received by a stockholder of SoftNet-NY through the Reincorporation will be the same as the tax basis of SoftNet-NY common stock and Preferred Stock prior to Reincorporation. A stockholder of SoftNet-NY who holds the stock as a capital asset should include the period he or she has held the common stock and Preferred Stock in determining the holding period for his or her SoftNet-DE shares.

                  STOCKHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS TO DISCUSS THEIR OWN TAX SITUATIONS AND ANY POTENTIAL CHANGES IN FEDERAL, STATE AND LOCAL LAWS AND OTHER APPLICABLE TAX MATTERS RELATING TO THE REINCORPORATION.

Abandonment

                  The Board of Directors will have the right to abandon the Merger Agreement and take no further action towards reincorporating the Company in Delaware at any time before the Reincorporation becomes effective, even after stockholder approval, if for any reason the Board of Directors determines that it is not advisable to proceed with the Reincorporation, including considering the number of shares for which appraisal rights have been exercised and the cost to the Company thereof.

Comparison of New York and Delaware Corporate Laws

                  If this  Proposal  One is  approved by the holders of at least two-thirds of the Company's outstanding common stock, and if the Company reincorporates in Delaware as described above, then the stockholders of the Company will become stockholders of the new Delaware corporation, SoftNet-DE. There are differences between the Business Corporation Law of New York (the "NYBCL") and the DGCL that will affect the rights of stockholders in certain respects. Some of these differences define the particular provisions a corporation may choose to put into its certificate of incorporation, commonly called the "charter," and other differences may not affect the Company in a material way.

                  The following is a summary of the rights of shareholders of SoftNet-NY under the NYBCL and SoftNet-DE under the DGCL. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to the NYBCL , the DGCL and the Certificate and Bylaws of both SoftNet-NY and SoftNet-DE. This summary reflects certain amendments to the NYBCL that became effective on June 15, 1998.

         Amendment of Charter

                  Both the NYBCL and the DGCL allow a board of directors to recommend a charter amendment for approval by stockholders, and a majority of the shares entitled to vote at a stockholders' meeting are normally enough to approve that amendment. Both bodies of law require that a majority of the holders of any particular class of stock must approve the amendment if it would have an adverse effect on the holders of that class. In addition, both bodies of law allow a corporation to require a vote larger than a majority on special types of issues.

         Amendment of Bylaws

                  The Bylaws of SoftNet-NY provide, as permitted by the NYBCL, that the Board of Directors may amend, adopt or repeal the Company's Bylaws, subject to the rights of stockholders to alter, amend, or repeal those Bylaws made by the Board of Directors except that the Board of Directors shall have no power to alter, amend or repeal a Bylaw adopted by the stockholders. Under the DGCL, however, the board of directors may amend, adopt or repeal Bylaws only if permitted by the charter. Additionally, both the NYBCL and the DGCL allow stockholders to further amend or repeal Bylaws adopted or amended by the board of directors. The charter of SoftNet-DE will specifically permit amendment of the Bylaws by the Board of Directors.

         Special Meetings of Stockholders

                  Under both the NYBCL and the DGCL, the board of directors or anyone authorized in the charter or Bylaws may call a special meeting of stockholders. Currently the Bylaws of SoftNet-NY allow the Chairman of the Board of Directors, the President or the Board of Directors to call a special meeting. The Bylaws further provide that upon written request to the Company by stockholders who hold not less than 66-2/3% of the outstanding shares of capital stock of the Company entitled to vote for the election of directors, the Company shall call a special meeting. The provision in the Bylaws of SoftNet-DE will be comparable, except that only 15% of the outstanding shares of the common stock of the Company entitled to vote for the election of directors will be required to call a special meeting.

         Corporate Action without Stockholders' Meeting

                  The NYBCL and DGCL differ concerning corporate action by written consent and without a stockholders meeting. Under the NYBCL, the corporation's charter may permit the holders of at least the minimum number of votes required to authorize such an action to take the action. Otherwise, the consent must be unanimous. The DGCL, on the other hand, permits stockholders to take action by the written consent of at least the minimum number of votes required to act at a stockholders meeting, unless the charter forbids it.

         Inspection of Stockholders List

                  The NYBCL requires five days' written notice from a stockholder of record to inspect the list of record stockholders for any purpose reasonably related to the person's interest as a stockholder. Under the DGCL, any stockholder may inspect the stockholders list for any purpose reasonably related to the person's interest as a stockholder. In addition, for at least ten days prior to each stockholders meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

         Vote Required for Certain Transactions

                  Until February 1998, the NYBCL required the holders of two-thirds of the outstanding stock of a New York corporation to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business. Since February 1998, however, a New York corporation may provide in its charter that the holders of a majority of the outstanding stock may approve such transactions. The Company has not adopted such a charter provision. Under the DGCL, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets without a special provision in the charter, unless the charter provides otherwise. Furthermore, in the case of a merger under the DGCL, stockholders of the surviving corporation do not have to approve the merger at all, unless the charter provides otherwise, if these three conditions are met:

o No amendment of the surviving corporation's charter is made by the merger agreement; and

o Each share of the surviving corporation's stock outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and

o Either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

                  Special vote requirements may apply to certain business combinations with interested stockholders. See the discussion below under the heading "Business Combinations with Interested Stockholders."

         Classification of Directors

                  Both the NYBCL and the DGCL permit "classified" boards of directors, which means the directors have staggered terms that do not all expire at the same time. The NYBCL permits as many as four classes, the DGCL permits as many as three. SoftNet-NY currently has one class of directors, and the same will be true for SoftNet-DE.

         Number of Directors

                  Under the NYBCL, the number of directors may be one or more, and any number may be fixed by the Bylaws or by the action of the stockholders or of the board of directors under the specific provisions of the Bylaws adopted by the stockholders, and if not so fixed the number of directors shall be one. The number of directors may be increased or decreased by amendment of the Bylaws or by action of the stockholders or of the board of directors under the specific provisions of a Bylaw adopted by the stockholders, subject to certain limitations. Under the DGCL, a corporation may have as few as one director and there is no statutory upper limit on the number of directors. The specific number may be fixed in the Bylaws or the charter, but if fixed in the charter, may be changed only by amendment of the charter. If the charter is silent as to the number of directors, the board of directors may fix or change the authorized number of directors pursuant to a provision of the Bylaws. The charter of SoftNet-NY provides that the Board of Directors shall determine the size of the Board of Directors; provided, however, that the Board of Directors size may not be less than five members. Currently, there are seven members of the Board of Directors. While the Board of Directors has no current plans to change the number of directors, it may decide to do so in the future.

         Removal of Directors

                  Under the NYBCL, directors may be removed by the stockholders for cause, or by either the stockholders or the directors if the charter so provides. Furthermore, if the charter or Bylaws so provide, directors may be removed without cause by a vote of the stockholders. The Company's Bylaws provide that a director may not be removed prior to the expiration of his term except for cause by a vote of the stockholders. Directors under the DGCL would generally be subject to removal with or without cause by a majority of the stockholders, unless the charter provides otherwise. The Bylaws of SoftNet-DE will allow for removal of directors for reasons other than cause as provided for in the DGCL.

         Limitation of Directors' Liability

                  Both states permit the limitation of a director's personal liability while acting in his or her official capacity. Under the NYBCL, a director is not liable to the corporation or to its stockholders for monetary damages if the director has acted in good faith and with the same degree of care that an ordinarily prudent person would exercise in similar circumstances. The DGCL, on the other hand, requires a charter provision in order to limit a director's liability for breach of his or her fiduciary duty to the corporation. The Company's current charter limits liability of directors for any breach of duty to the extent permitted by the Section 402(b) of the NYBCL, and the charter of SoftNet-DE will likewise limit such liability to the fullest extent permitted by the DGCL.

                  In some cases, directors may be liable despite these limitations. Under the NYBCL, for example, a director is not immune from liability if he or she violates applicable statutes which expressly make directors liable. The DGCL forbids any limitation of liability if the director breached his or her duty of loyalty to the corporation or its stockholders, or if he or she failed to act in good faith, received an improper personal benefit from the corporation, or authorized a dividend or stock repurchase that was forbidden by the DGCL.

         Indemnification of Directors and Officers, and Insurance

                  With some variations, both the NYBCL and the DGCL allow a corporation to "indemnify," that is, to make whole, any person who is or was a director, officer, employee or agent of the corporation if that person is held liable for something he or she did or failed to do in an official capacity. Besides covering court judgments, out-of-court settlements, fines and penalties, both laws also allow the corporation to advance certain reasonable expenses the person will incur or to reimburse the person's expenses after he or she incurs them, even if liability is not actually proven. The right to indemnification under both laws does not normally exclude other rights of recovery the indemnified person may have.

                  Additionally, both the NYBCL and the DGCL permit a corporation to purchase insurance for its directors, officers, employees and agents against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. The NYBCL, however, restricts the kinds of claims that may be made under insurance purchased by the corporation against these liabilities. For example, there would be no insurance coverage if the person to be indemnified was guilty of deliberate dishonesty and that dishonesty was material to the event that produced the claim, or if the person gained some financial profit or other advantage that he or she was not entitled to.

                  However, neither the NYBCL nor the DGCL permits indemnification of a director, officer, employee or agent if a court finds the person liable to the corporation itself, unless the court determines otherwise. Furthermore, if the corporation sues the person because of some act or omission, the corporation does not need to indemnify the person unless a court determines the person was not liable. Furthermore, the DGCL generally requires that the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed was consistent with the best interests of the corporation.

                  If this Proposal One is approved by the Company's Stockholders, the indemnification provisions of the NYBCL, and not the DGCL, will apply to acts and omissions that occurred before the effective date of the Reincorporation.

         Loans and Guarantees of Obligations for Directors

                  Under the NYBCL, the holders of a majority of the shares entitled to vote, excluding any shares of the director who is the proposed borrower, are required to approve any loans to, or guarantees of obligations of, a director. Under the DGCL, a board of directors may authorize loans or guarantees of indebtedness to employees and officers, including any employee or officer who is a director.

         Issuance of Rights and Options to Directors, Officers and Employees

                  Under the NYBCL, the issuance of any stock rights or stock options, as well as plans to issue rights or options, to directors, officers or employees must be approved by a majority of votes cast at a stockholders meeting. The DGCL does not require stockholder approval of such transactions.

         Consideration for Shares

                  Under the NYBCL, stock certificates cannot be issued until full payment has been made, except for shares purchased under a stock option plan permitting installment payments. Under the DGCL, however, a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under the DGCL may pay an amount equal to or greater than the par value of such shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

         Dividends and Redemption of Stock

                  Subject to its charter provisions, a corporation may generally pay dividends, redeem shares of its stock or make other distributions to stockholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution. The assets applied to such a distribution may not be greater than the corporation's "surplus." The NYBCL defines surplus as the excess of net assets over stated capital, and allows the board to adjust stated capital. The DGCL defines surplus as the excess of net assets over capital, and allows the board to adjust capital (for shares with par value, the capital need only equal the aggregate par value of such shares). If there is no surplus, the DGCL allows the corporation to apply net profits from the current or preceding fiscal year, or both, unless the corporation's net assets are less than the capital represented by issued and outstanding stock which has a preference on any distribution of assets.

                  Both the NYBCL and the DGCL permit redemptions only when the corporation has outstanding shares of at least one class of voting stock which is not subject to the redemption.

         Appraisal Rights

                  Generally, "appraisal rights" entitle dissenting stockholders to receive the fair value of their shares in the merger or consolidation of a corporation or in the sale of all or substantially all its assets. The NYBCL also extends appraisal rights to an exchange of a corporation's shares.

                  The NYBCL provides that dissenting stockholders have no appraisal rights if their shares are listed on a national securities exchange. If shares are not listed on an exchange, appraisal rights under the NYBCL allow any stockholder of a New York corporation, with various exceptions, to receive fair value for his or her shares in such transactions. Regardless of listing on an exchange, appraisal rights are available under the NYBCL in a merger between a parent corporation and its subsidiary where only one of them is a New York corporation, or in a merger between a parent and subsidiary where both are New York corporations and the parent owns at least 90% of the subsidiary. Also, appraisal rights are available to stockholders who are not allowed to vote on a merger or consolidation and whose shares will be canceled or exchanged for cash or other value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the stockholder may have to request the appraisal and follow other required procedures. See the discussion of appraisal rights under the section heading "Rights of Dissenting Stockholders."

                  Similarly, under the DGCL, appraisal rights are not available to a stockholder if the corporation's shares are listed on a national securities exchange or held by more than 2,000 stockholders of record, or if the corporation will be the surviving corporation in a merger which does not require the approval of the surviving corporation's stockholders. However, regardless of listing on an exchange, a dissenting stockholder in a merger or consolidation has appraisal rights under the DGCL if the transaction requires him or her to exchange shares for anything of value other than one or more of the following:

o Shares of stock of the surviving corporation or of a new corporation which results from the merger or consolidation.

o Shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 stockholders of record after the merger or consolidation occurs.

o Cash instead of fractional shares of the surviving corporation or another corporation.

         Business Combinations with Interested Stockholders

                  Provisions in both laws may help to prevent or delay changes of corporate control. In particular, both the NYBCL and the DGCL restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance.

                  Under the NYBCL, an interested stockholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested stockholder, unless the board of directors approved either the business combination or the acquisition of stock by the interested stockholder before the interested stockholder acquired his or her shares. An "interested stockholder" under the NYBCL is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock. "Business combinations" under the NYBCL include mergers and consolidations between corporations or with an interested stockholder; sales, leases, mortgages or other dispositions to an interested stockholder of assets with an aggregate market value which either (1) equals 10% or more of the corporation's consolidated assets or outstanding stock, or (2) represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers of stock with an aggregate market value of at least 5% in relation to the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested stockholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested stockholder; and the receipt by an interested stockholder of benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

                  After the five-year period referred to in the NYBCL, the law allows such business combinations if either the board of directors or a majority of the outstanding voting stock not owned by the interested stockholder have approved the business combination or the purchase of stock by the interested stockholder before the interested stockholder acquired his or her shares. Business combinations are also permitted when certain statutory "fair price," requirements are met.

                  Section 203 of the DGCL generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An "interested stockholder" under the DGCL is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock, or who owned at least 15% within the preceding three years, and this definition includes affiliates of the corporation. The prohibited combinations include:

o    Mergers or consolidations.

o Sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation.

o Issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested stockholder.

o    Receipt by the interested  stockholder  of the benefit of loans,  advances,
     guarantees,   pledges  or  other   financial   benefits   provided  by  the
     corporation.

o    Any  other  transaction,   with  certain  exceptions,  that  increases  the
     proportionate share of the stock owned by the interested stockholder.

                  A Delaware corporation may choose not to be subject to Section
203. The Company has chosen, however, to accept the protections of Section 203, and therefore the charter of SoftNet-DE will not waive those protections. Nevertheless, Section 203 will not apply in the following cases:

o If, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

o If, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

o If, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder also ratified the business combination at a stockholders, meeting.

Material Changes in the SoftNet-DE Charter and Bylaws from the SoftNet-NY Charter and Bylaws

                  The SoftNet-DE charter and Bylaws will be in effect and will govern the rights of stockholders in the event this Proposal One is approved and the merger of SoftNet-NY into SoftNet-DE takes place. The SoftNet-DE charter is substantially similar to the SoftNet-NY charter. Except for the provisions relating to indemnification and limitation of liability, authorized stock, stockholders' ability to present proposals at stockholder meetings and nominate directors, stockholders' ability to call special meetings, cumulative voting, and the ability to remove directors, the differences between the two are primarily as a result of differences between the NYBCL and the DGCL as discussed above. Set forth below is a summary of the material changes in the SoftNet-DE charter and Bylaws from the current SoftNet-NY charter and Bylaws. The Bylaws of SoftNet-DE and SoftNet-NY are substantially similar except that the Bylaws of SoftNet-DE reflect the DGCL and the provisions of the SoftNet-DE charter, as well as certain administrative differences described below. Copies of the charter and Bylaws of SoftNet-NY are available for inspection at the principal office of SoftNet-NY and copies will be sent to stockholders upon request.

         Indemnification and Limitation of Liability

                  The SoftNet-DE charter and Bylaws provide for indemnification of directors and officers (including provisions authorizing the advancement of expenses incurred in connection with certain applicable proceedings) to the fullest extent permitted by the DGCL.

                  Provisions relating to indemnification of directors and officers of SoftNet-NY are included in SoftNet-NY's Bylaws rather than in the SoftNet-NY charter. Such provisions provide for indemnification of directors and officers in certain situations.

                  The SoftNet-DE Bylaws expressly authorize the Company to purchase and maintain directors and officers liability insurance to insure against liabilities or losses incurred in such capacities whether or not the corporation would have the power to indemnify the individual under the DGCL. There are similar provisions in the SoftNet-NY Bylaws.

                  Furthermore, the SoftNet-DE charter provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law. This provision in the SoftNet-DE charter is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or that are otherwise in violation of their duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular situation, stockholders may not have an effective remedy against a director in connection with such conduct.

                  In general, the purpose of the changes in the SoftNet-DE charter is to provide indemnification and exculpation provisions that are customary in modern charter documents of Delaware corporations (particularly in charter documents of major, public corporations that have incorporated in Delaware).

         Changes in Authorized Capital Stock

                  The SoftNet-NY charter authorizes the Company to issue Twenty-Five Million (25,000,000) common shares, having a par value of $0.01 per share, and Four Million (4,000,000) preferred shares, having a par value of $0.10 per share.

                  The SoftNet-DE charter authorizes SoftNet-DE to issue One Hundred Million (100,000,000) common shares, having a par value of $0.01 per share, and Four Million (4,000,000) preferred shares, having a par value of $0.10 per share.

                  Paragraph Third of the SoftNet-NY charter now provides that the Company has the authority to issue two classes of stock, consisting of 25,000,000 shares of common stock and 4,000,000 shares of Preferred Stock. Subject to approval of Proposal Two by the stockholders, the SoftNet-DE charter will authorize 100,000,000 shares of common stock and 4,000,000 shares of preferred stock, with no change in the voting powers, qualifications, rights and privileges of such shares. If Proposal Two is not approved by the stockholders, SoftNet-DE's charter will authorize 25,000,000 shares of common stock and 4,000,000 shares of Preferred Stock. All classes of preferred stock authorized in the SoftNet-DE charter will continue to be equal to each other with respect to voting rights, liquidation rights and dividend rights. The increase in the number of shares of authorized common stock will give the Company better flexibility to engage in certain transactions. See Proposal Two.

         Stockholder Proposals and Nominating Directors

                  The SoftNet-NY Bylaws require that, to be effective, stockholders provide to the Company written nominations of directors at least 45 days in advance of the annual meeting of stockholders, or other meeting where the election of directors is scheduled to occur, and is silent as to stockholder presentation of proposals to be considered at annual or special meetings of stockholders. The SoftNet-DE charter requires stockholders to provide to the Company written nominations of directors and proposals to be considered at meetings of shareholders at least 60 days in advance of the proposed record date of such meeting.

         Stockholder Ability to call Special Meetings

                  The SoftNet-NY Bylaws permit the Chairman of the Board of Directors, the President or the Board of Directors to call special meetings of shareholders. In addition, the SoftNet-NY Bylaws require the Secretary to call a special meeting of shareholders upon a written request setting forth the purpose of such meeting of not less than 66 2/3% of the outstanding shares of the Company entitled to vote for the election of directors. The SoftNet-DE Bylaws will contain similar provisions, except that the Secretary will be required to call a special meeting of shareholders upon written request of not less than 15% of the outstanding shares of common stock. Such request must be made to the Board of Directors at least 60 days prior to the proposed record date of such special meeting.

         Cumulative Voting

                  The SoftNet-NY charter provides for cumulative voting in the election of directors. Cumulative voting allows a stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by such shareholder, or may distribute such votes among as many candidates as the shareholder chooses. In this way, a shareholder with a sufficient minority stake can elect a director. The SoftNet-DE charter does not provide for cumulative voting.

         Ability to Remove Directors

                  The SoftNet-NY  charter  permits removal of directors only for
cause.  The  SoftNet-DE   charter  will  not  contain  such  a  provision,   and
shareholders will be able to remove directors for reasons other than cause.

         Other Changes to Reflect Technical Differences Between Delaware Law and New York Law

                  In addition to the changes described above, certain technical changes have been made in the SoftNet-DE charter and Bylaws from the SoftNet-NY charter and Bylaws to reflect differences between the DGCL and the NYBCL. Such technical changes include: designation of a registered office and registered agent in the State of Delaware; changes in the minimum and maximum number of days applicable for giving notice of meetings and for setting record dates; and changing references in the Bylaws to place or to applicable law from New York to Delaware.

Rights of Dissenting Stockholders
                  Section 910 of the NYBCL sets forth the rights of stockholders of the Company who object to the Merger. Any stockholder of the Company who does not vote in favor of this Proposal One or who duly revokes his or her vote in favor of the transaction may, if the Merger is consummated, have the right to seek to obtain payment in cash of the fair value of his shares by strictly complying with the requirements of Section 623 of the New York NYBCL ("Section 623").

                  The dissenting stockholder must file with the Company before the taking of the vote on this Proposal One a written objection including statement of election to dissent, such stockholder's name and residence address, the number and classes of shares of stock as to which dissent is made (which number may not be less than all of the shares as to which such stockholder has a right to dissent) and a demand for payment of the fair value of such shares if the Merger is consummated. Any such written objection should be addressed to:
SoftNet  Systems Inc., 650 Townsend  Street,  San Francisco,  California  94103.
Attention: Steven M. Harris, Secretary.

                  Within ten (10) days after the vote of stockholders authorizing this Proposal One, the Company must give written notice of such authorization to each such dissenting stockholder. Within twenty (20) days after the giving of such notice, any stockholder to whom the Company failed to give notice of the Annual Meeting who elects to dissent from the Merger must file with the Company a written notice of such election, stating such stockholder's name and residence address, the number and classes of shares of stock as to which dissent is made (which number may not be less than all of the shares as to which such stockholder has a right to dissent) and a demand for payment of the fair value of such shares if the Merger is consummated.

                  At the time of filing the notice of election to dissent or within one month thereafter, dissenting stockholders must submit certificates representing the applicable shares to the Company or its transfer agent, ChaseMellon Shareholder Services for notation thereon of the election to dissent, after which such certificates will be returned to the stockholder. Any stockholder who fails to submit his or her share certificates for such notation shall, at the option of the Company exercised by written notice to the stockholder within forty-five (45) days from the date of filing of the notice of election to dissent, lose such stockholder's appraisal rights unless a court, for good cause shown, shall otherwise direct.

                  Within fifteen (15) days after the expiration of the period within which stockholders may file their notices of election to dissent, or within fifteen (15) days after consummation of the Merger, whichever is later (but not later than ninety days after the stockholders, vote authorizing the Merger), the Company must make a written offer (which, if the Merger has not been consummated, may be conditioned upon such consummation) to each stockholder who has filed such notice of election to pay for the shares at a specified price which the Company considers to be their fair value. If the Company and the dissenting stockholder are unable to agree as to such value, Section 623 provides for judicial determination of fair value. In the event of such a disagreement, a proceeding shall be commenced by the Company in the Supreme Court of the State of New York, County of New York, or by the dissenting stockholder if the Company fails to commence the proceeding within the time period required by Section 623 of the NYBCL. The Company intends to commence such a proceeding in the event of such a disagreement.

                  A negative vote on this Proposal One does not constitute a "written objection" filed by an objecting stockholder. Failure by a stockholder to vote against this Proposal One will not, however, constitute a waiver of rights under Section 623 provided that a written objection has been properly filed and such stockholder has not voted in favor of this Proposal One.

                  The foregoing does not purport to be a complete statement of the provisions of Section 623 and is qualified in its entirety by reference to said Section, a copy of which is attached in full as Appendix B. Each stockholder intending to exercise dissenter's rights should review Appendix B carefully and consult such stockholder's counsel for a more complete and definitive statement of the rights of a dissenting stockholder and the proper procedure to follow to exercise such rights.

                  Because this Proposal One does not involve any change in the nature of the Company's business, but only involves technical corporate matters such as the Reincorporation, the Merger and the charter amendments described herein, management hopes that no stockholder will exercise a dissenter's right. Under the Merger Agreement, the Board of Directors may abandon the Merger, even after stockholder approval, if for any reason the Board of Directors determines that it is inadvisable to proceed with the Merger, including considering the number of shares for which appraisal rights have been exercised and the cost to the Company hereof.

Vote Required for Approval of this Proposal One

                  Approval of this Proposal One will require the affirmative vote of at least two-thirds of the outstanding shares of SoftNet-NY common stock entitled to vote thereon at the Annual Meeting. As of the Record Date, the current Directors and officers of the Company have the right to vote ___________ shares, representing ____% of the outstanding common stock, and have advised the Company that their present intent is to vote in favor of the proposal to reincorporate in Delaware. Proxies solicited by the Board of Directors will be voted FOR this Proposal One, unless a shareholder specifies otherwise.

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS DEEMS PROPOSAL ONE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE MERGER AGREEMENT TO EFFECT THE REINCORPORATION IN DELAWARE.

                                  PROPOSAL TWO

                           APPROVAL OF AN INCREASE OF
                          THE AUTHORIZED CAPITAL SHARES

                  The current authorized capital stock of the Company consists of 25,000,000 shares of common stock, $.01 par value, of which ___________ shares of common stock were issued and outstanding as of the Record Date. The Board of Directors, on October 6, 1998, adopted a resolution to increase the authorized number of shares of common stock from 25,000,000 to 100,000,000. The proposed increase would change the Company's capitalization and requires approval of the stockholders.

                  Holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company and to ratably receive dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of the Company.

                  If the proposed amendment is approved, all or any part of the authorized but unissued shares of common stock may thereafter be issued without further approval from the stockholders, except as may be required by law or the policies of any stock exchange or stock market on which the shares of stock of the Company may be listed or quoted, for such purposes and on such terms as the Board of Directors may determine. Holders of the capital stock of the Company do not have any preemptive rights to subscribe for the purchase of any shares of common stock, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

                  The proposed amendment will not affect the rights of existing holders of common stock except to the extent that further issuances of common stock will reduce each existing stockholder's proportionate ownership.

                  The Board of Directors has determined that it would be appropriate for the Company to increase the number of its authorized shares of common stock in order to have additional shares available for possible future acquisition or financing transactions and other issuances. The Board of
Directors believes that the complexity of customary financing, employment and acquisition transactions requires that the Directors be able to respond promptly and effectively to opportunities that involve the issuance of shares of common stock. For example, if this Proposal Two is approved, the Company will have the flexibility to authorize stock splits and stock dividends and to enter into joint ventures and corporate financings involving the issuance of shares of common stock. The Company has no present agreements, understandings or arrangements regarding transactions expected to require issuance of the additional shares of common stock that would be authorized by the proposed amendment. However, the industry in which the Company is operating is changing rapidly, and the Company is continuously evaluating potential strategic relationships.

                  The flexibility of the Board of Directors to issue additional shares of common stock could enhance the Board of Directors' ability to negotiate on behalf of stockholders in a takeover situation. Although it is not the purpose of the proposed amendment, the authorized but unissued shares of common stock also could be used by the Board of Directors to discourage, delay or make more difficult a change in control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board of Directors in opposing a hostile takeover bid. The issuance of additional shares of common stock might serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding shares. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

                  If this Proposal Two (Approval to Increase the Authorized Capital Shares) is adopted by the Company's stockholders, it will become effective on either of (i) the date the merger contemplated by Proposal One herein (Reincorporation of the Company in Delaware) is effected if Proposal One is approved by the Company's stockholders, or (ii) on the date a certificate of amendment is filed to amend SoftNet-NY's Certificate of Incorporation in New York, if Proposal One is not approved by the Company's stockholders.

                  Approval of this Proposal Two requires the affirmative vote of the holders of at least a majority of the shares of the common stock present in person or by proxy at the Annual Meeting.

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS DEEMS PROPOSAL TWO TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE INCREASE OF THE AUTHORIZED CAPITAL SHARES.

                                 PROPOSAL THREE

                    APPROVAL OF the listing of the COMPANY'S
                     common stock on the nasdaq stock market

                  The common stock is currently listed on AMEX. The Board of Directors, on October 6, 1998, adopted a resolution to apply for trading of the common stock over NASDAQ. The Company believes that shareholders would be better served if the common stock traded over NASDAQ because the common stock of the majority of leading-edge high technology growth companies, including the Company's competitors, are included for trading over NASDAQ. The Company believes such change will increase the Company's visibility and make it easier for analysts and casual observers of the Company to follow the common stock. Upon approval for trading over NASDAQ, the common stock will no longer be traded over AMEX.

                  Both AMEX and NASDAQ require companies to comply with certain corporate governance standards to maintain listing, which are substantially similar. In addition, both AMEX and NASDAQ require shareholder approval of an issuance of shares exceeding 20% of the common stock outstanding, such as the approval being sought by Proposal Five. The proposed trading of the common stock over NASDAQ will not affect the rights of existing holders of common stock.

                  Approval of this Proposal Three by the stockholders is not required by New York or Delaware law, or by the rules of AMEX or NASDAQ. However, the Board of Directors believes it is appropriate to obtain stockholder approval. Therefore, it is seeking approval by the affirmative vote of the holders of a majority of the shares of the common stock present by person or proxy and voting on this Proposal Three. In the event this Proposal Three is not approved, the Company will reconsider its decision to move to NASDAQ.

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS DEEMS PROPOSAL THREE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE TRADING OF THE COMMON STOCK OVER NASDAQ.

                                  PROPOSAL FOUR

                        APPROVAL OF ADOPTION OF THE 1998
                              STOCK INCENTIVE PLAN

                  The Company's stockholders are being asked to approve the adoption of the Company's new 1998 Stock Incentive Plan (the "1998 Plan") under which 2,850,668 shares of the Company's common stock have been reserved for issuance. The Board of Directors adopted the 1998 Plan on October 8, 1998 (the "Effective Date"), subject to stockholder approval. The 1998 Plan is intended to serve as a comprehensive equity incentive program for the Company's officers, employees, and non-employee Board members that will encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

                  Upon stockholder approval of this Proposal, all outstanding options under the Company's 1995 Long Term Incentive Plan (the "1995 Plan") will be incorporated into the 1998 Plan, and no further option grants or stock issuances will be made under the 1995 Plan. The incorporated options will continue to be governed by their existing terms, unless the Stock Option Committee as administrator of the 1998 Plan elects to extend one or more features of the 1998 Plan to those options.

                  The following is a summary of the principal features of the 1998 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 650 Townsend Street, San Francisco, California 94103, Attn: Mr. Steven M. Harris, Secretary.

Equity Incentive Programs

                  The 1998 Plan consists of five (5) separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program, (iii) the Salary Investment Option Grant Program, (iv) the Automatic Option Grant Program and (v) the Director Fee Option Grant Program. The principal features of each program are described below. The Stock Option Committee will have the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances to the Company's executive officers and non-employee Board members. Both the Stock Option Committee and the full Board will each have separate but concurrent authority to make option grants and stock issuances under those programs to all other eligible individuals. The Stock Option Committee will also have complete discretion to select the individuals who are to participate in the Salary Investment Option Grant Program, but all grants made to the selected individuals will be governed by the express terms of that program.

                  The term Plan Administrator, as used in this summary, will mean either the Stock Option Committee or the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1998 Plan. However, neither the Stock Option Committee nor the Board will exercise any administrative discretion under the Automatic Option Grant or Director Fee Option Grant Program for the non-employee Board members. All grants under those latter programs will be made in strict compliance with the express provisions of each such program.

Share Reserve

                  A total of 2,850,668 shares of common stock have been authorized for issuance over the term of the 1998 Plan. Such share reserve consists of (i) the number of shares that remain available for issuance under the 1995 Plan (including shares subject to outstanding options) and (ii) an additional increase of approximately 1,500,000 shares. In addition, the number of shares of common stock reserved for issuance under the 1998 Plan will automatically be increased on the first trading day of each calendar year, beginning in calendar year 2000, by an amount equal to four percent (4%) of the total number of shares of common stock outstanding on the last trading day of the preceding calendar year, but in no event will any such annual increase exceed 2,000,000 shares, subject to adjustment for subsequent stock splits, stock dividends and similar transactions.

                  No participant in the 1998 Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 500,000 shares of common stock in the aggregate per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this Proposal will also constitute approval of the 500,000-share limitation for purposes of Internal Revenue Code
Section 162(m).

                  The shares of common stock issuable under the 1998 Plan may be drawn from shares of the Company's authorized but unissued common stock or from shares of common stock reacquired by the Company, including shares repurchased on the open market.

                  Shares subject to any outstanding options under the 1998 Plan (including options incorporated from the predecessor 1995 Plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by the Company pursuant to its repurchase rights under the 1998 Plan will also be available for subsequent issuance.

Eligibility

                  Employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The Company's executive officers and other highly paid employees will also be eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board will also be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

                  As of December 31, 1998, [five] executive officers, five non-employee Board members and approximately [250] other employees and consultants were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The [five] executive officers and approximately [250] other individuals were eligible to participate in the Salary Investment Option Grant Program, and the [five] non-employee Board members were also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

Valuation

                  The fair market value per share of common stock on any relevant date under the 1998 Plan is currently deemed to be equal to the closing selling price per share on that date on AMEX. However, if the stockholders approve Proposal Three under which they are being asked to approve the trading of the common stock over NASDAQ, then upon the commencement of trading over NASDAQ, the fair market value per share of common stock on any relevant date under the 1998 Plan will be deemed equal to the closing price per share on that date on NASDAQ. On December 11, 1998 the closing selling price per share on AMEX was $14.8125.

Discretionary Option Grant Program

                  The options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options. Each granted option will have an exercise price per share not less than one hundred percent (100%) of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.

                  Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

                  The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

                  Tandem stock appreciation rights which provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

                  Limited stock appreciation rights which may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may (whether or not the option is at the time exercisable for vested shares) be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share over (b) the exercise price payable per share under such option.

                  The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of common stock and to issue replacement options with an exercise price based on the market price of common stock at the time of the new grant.

Salary Investment Option Grant Program

                  The Plan Administrator will have complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and apply that amount to the acquisition of a special option grant under the program.

                  If such election is approved by the Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of common stock determined by dividing the amount of the authorized salary reduction by two-thirds of the fair market value per share of common stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the salary reduction amount. The option will become exercisable in a series of twelve (12) equal monthly installments over the calendar year for which the salary investment is to be in effect and will become exercisable in full on an accelerated basis upon certain changes in the ownership or control of the Company. Each option will remain exercisable for any vested shares subject to the option until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee's cessation of service.

Stock Issuance Program

                  Shares may be issued under the Stock Issuance Program for such valid consideration under the Delaware General Corporation Law as the Plan Administrator deems appropriate, provided the value of such consideration is not less than the fair market value of the issued shares on the date of issuance. Shares may also be issued solely as a bonus for past services.

                  The shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will have the sole and exclusive authority, exercisable upon a participant's termination of service, to vest any or all unvested shares of common stock at the time held by that participant, to the extent the Plan Administrator determines that such vesting provides an appropriate severance benefit under the circumstances.

Automatic Option Grant Program

                  Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Effective Date will automatically be granted, on the date of such initial election or appointment, a non-statutory option to purchase 20,000 shares of common stock, provided that individual has not previously been in the employ of the Company (or any parent or subsidiary). In addition, each such individual will automatically be granted one or more additional non-statutory options for 20,000 shares of common stock, with the first such additional 20,000-share grant to be made at the Annual Stockholders Meeting which is held in the third calendar year after the calendar year in which he or she received the initial 20,000-share grant, and any such additional 20,000-share grants to be made at every third Annual Stockholders Meeting held thereafter. However, such additional 20,000-share option grants will only be made to each non-employee Board member who is to continue to serve as such after the Annual Meeting at which the additional 20,000-share option grant is to be made.

                  Each individual who is serving as a non-employee Board member as of the Effective Date will automatically be granted a non-statutory option for 20,000 shares of common stock at the Annual Stockholders Meeting held in 2001 and, thereafter, will automatically be granted an additional 20,000-share option at each third Annual Stockholders Meeting held after the Annual Stockholders Meeting held in 2001. However, any such 20,000-share automatic option grants will only be made to each non-employee Board member who is to continue to serve as such following the Annual Meeting at which such option grant is to be made.

                  There will be no limit on the number of such additional 20,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Company (or any parent or subsidiary) or who have otherwise received a stock option grant from the Company prior to the Effective Date will be eligible to receive one or more such additional 20,000-share option grants over their period of continued Board service.

                  Each option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of common stock on the option grant date and a maximum term of ten years measured from the grant date. The option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each automatic option grant will vest (and the Company's repurchase rights will lapse) in six (6) equal semi-annual installments upon the optionee's completion of each six (6) months of Board service over the thirty-six (36)-month period measured from the option grant date.

                  The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a Board member or should any of the following events occur while the optionee continues in Board service: (i) an acquisition of the Company by merger or asset sale or (ii) the successful completion of a hostile tender offer for more than fifty percent (50%) of the outstanding voting securities or a change in the majority of the Board occasioned by one or more contested elections for Board membership. Each automatic option grant held by an optionee upon his or her termination of Board service will remain exercisable, for any or all of the option shares in which the optionee is vested at the time of such termination, for up to a twelve (12)-month period following such termination date.

                  Each option granted under the program will have a limited stock appreciation right which will allow the optionee to surrender that option to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share over (b) the exercise price payable per share under such option. Stockholder approval of this Proposal will also constitute pre-approval of the grant of each such limited stock appreciation right and the subsequent exercise of that right in accordance with the foregoing provisions.

Director Fee Option Grant Program

                  For each calendar year that the Director Fee Option Grant Program is in effect, as determined by the Plan Administrator, each non-employee Board member may elect to apply all or a portion of his or her annual retainer fee otherwise payable in cash that year (currently $1,000 for directors and $2,500 for the Chairman) to the acquisition of a special option grant under the Director Fee Option Grant Program. The election must be made prior to the start of the calendar year for which such election will be in effect, and the grant will automatically be made on the first trading day in January following the filing of such election. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of option shares will be determined by dividing the dollar amount of the retainer fee subject to the election by two-thirds of the fair market value per share of common stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee subject to the non-employee Board member's election. Stockholder approval of this Proposal will also constitute approval of each option grant made pursuant to the provisions of the Director Fee Option Grant Program and the subsequent exercise of that option in accordance with the terms of such program.

                  Each option granted under the program will become exercisable for the option shares in a series of twelve (12) successive equal monthly installments upon the optionee's completion of each month of Board service during the calendar year of the option grant. In the event the optionee ceases Board service for any reason (other than death or permanent disability), the option will immediately terminate with respect to any option shares for which the option is not otherwise at that time exercisable. Should the optionee's service as a Board member ceases by reason of death or permanent disability, then the option will immediately become exercisable for all the shares of common stock subject to the option. Each option may be exercised, for any or all of the shares for which that option is at the time exercisable, until the earlier of
(i) the expiration of the ten (10)-year option term or (ii) the end of the three
(3)-year period measured from the date of the optionee's cessation of Board service.

                  Each option granted under the program will have a limited stock appreciation right which will allow the optionee to surrender that option to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share over (b) the exercise price payable per share under such option. Stockholder approval of this Proposal will also constitute pre-approval of the grant of each such limited stock appreciation right and the subsequent exercise of that right in accordance with the foregoing provisions.

Stock Awards

                  The table below shows, as to Company's Chief Executive Officer ("CEO"), the three most highly compensated executive officers of the Company other than the CEO (with base salary and bonus for the past fiscal year in excess of $100,000), and the other individuals and groups indicated, the number of shares of common stock subject to options granted under the 1998 Plan and the predecessor 1995 Plan between the date of the adoption of the 1995 Plan, September 15, 1995, and December 11, 1998, together with the weighted average exercise price payable per share. The Company has not made any direct stock issuances or granted any SARs to date under either the 1998 Plan or the 1995 Plan.

                               OPTION TRANSACTIONS

                                                   NUMBER OF      WEIGHTED
                                                     SHARES       AVERAGE
                                                   UNDERLYING     EXERCISE
                                                    OPTIONS      PRICE PER
NAME AND POSITION                                   GRANTED        SHARE
------------------------------------------------ ------------   -----------


Dr. Lawrence B.  Brilliant......................      455,000        $ 7.55
  President and Chief Executive Officer
Garrett J.  Girvan..............................      200,000          7.89
  Chief Operating Officer
Douglas S. Sinclair.............................      180,000         10.50
  Chief Financial Officer
Steven M. Harris................................      100,000          7.38
  Vice President and Secretary
Ian B.  Aaron...................................      320,000          6.74
  Vice President, SoftNet Systems, Inc.
  and President, ISP Channel, Inc.
All current executive officers as a group (five)    1,255,000          7.81
All current non-employee directors as a group         265,000          8.76
(five)..........................................
All employees, including current officers who
are not executive officers, as a group .........    1,061,925          7.09

                  As of December 11, 1998, 1,305,067 shares of common stock were subject to outstanding options under the 1995 Plan, 45,601 shares remained available for future option grant and 152,540 shares have been issued in connection with option exercises. As of December 11, 1998, 2,562,567 shares of common stock were subject to outstanding options under the 1998 Plan (including those shares rolled into the 1998 Plan from the 1995 Plan), and no shares had been issued under the 1998 Plan.

                  The Company also maintains the Employee Stock Option Plan (the "Employee Option Plan") under which 40,000 shares of common stock have been reserved for issuance to employees of the Company's wholly owned subsidiary, Micrographic Technology Corporation ("MTC"). As of December 11, 1998, options covering 19,358 shares of common stock were outstanding under the Employee Option Plan, no shares remained available for future option grant, and 3,208 shares have been issued under the Employee Option Plan pursuant to option exercises.

New Plan Benefits

                  The following table lists, as of December 11, 1998, the number of shares subject to options granted to the CEO, the three most highly compensated executive officers of the Company other than the CEO (with base salary and bonus for the last fiscal year in excess of $100,000) and the other groups indicated which will not become exercisable unless the stockholders approve this Proposal. Such options were initially granted under the 1995 Plan but are to be incorporated into the 1998 Plan upon stockholder approval of this Proposal. In the event that the stockholders do not approve the adoption of the 1998 Plan, the following options will terminate without ever becoming exercisable for the option shares.


                            1998 STOCK INCENTIVE PLAN

                                                                  WEIGHTED
                                                                   AVERAGE
                                                    NUMBER OF     EXERCISE
                                                     OPTIONS         PRICE
NAME AND POSITION                                    SHARES
------------------------------------------------  ------------   -----------


Dr. Lawrence B.  Brilliant......................      255,000       $ 7.375
  President and Chief Executive Officer
Garrett J.  Girvan..............................      125,000         7.375
  Chief Operating Officer
Douglas S. Sinclair.............................      180,000        10.500
  Chief Financial Officer
Steven M. Harris................................      100,000         7.375
  Vice President and Secretary
Ian B.  Aaron...................................       98,500         7.375
  Vice President, SoftNet Systems, Inc.
  and President, ISP Channel, Inc.
All current executive officers as a group (five)      758,500         8.120
All current non-employee directors as a group          10,000         7.375
(five)..........................................
All employees, including current officers who
are not executive officers, as a group .........      489,925         7.375

                  Each such option granted under the 1995 Plan has an exercise prices per share equal to the fair market value of the common stock on the grant date and no option has a term in excess of ten years measured from the grant date. The option generally becomes exercisable in a series of installments over the optionee's period of service with the Company. Upon an acquisition of the Company pursuant to a merger or asset sale, the option will, at the discretion of the Stock Option Committee, either be assumed by any successor entity, with or without accelerated vesting of the option shares, or terminate upon the acquisition following a thirty (30)-day period during which the option will be exercisable in full on an accelerated basis.

General Provisions

         Acceleration

                  In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless assumed by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout in accordance with the same vesting schedule in effect for the option. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee's service with the Company or the acquiring entity terminates within a designated period following such acquisition. The vesting of outstanding shares under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions.

                  The Plan Administrator will also have the authority to grant options which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation. The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by reason of one or more contested elections for Board membership), with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period (not to exceed eighteen months) following such change in control.

                  Each option outstanding under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will also automatically accelerate in the event the Company should be acquired or other change in control of the Company occur.

                  The outstanding options under the 1995 Plan which are to be incorporated into the 1998 Plan will, at the discretion of the Stock Option Committee, either be assumed by the successor entity in any acquisition of the Company, with or without accelerated vesting of the option shares, or terminate upon the acquisition following a thirty (30)-day period during which the option will be exercisable in full on an accelerated basis. In addition, the Plan Administrator will have the discretion to extend one or more of the vesting acceleration provisions of the 1998 Plan to those options.

                  The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

         Financial Assistance

                  The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the 1998 Plan. The Plan Administrator will determine the terms of any such assistance. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

         Changes in Capitalization

                  In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1998 Plan per calendar year, (iii) the maximum number and/or class of securities which may be issued under the 1998 Plan, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.

         Amendment and Termination

                  The Board may amend or modify the 1998 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 1998 Plan at any time, and the 1998 Plan will in all events terminate on October 6, 2008.

Federal Income Tax Consequences

         Option Grants

                  Options granted under the 1998 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

                  Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one
(1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

                  If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of
(i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

                  Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

                  If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

                  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

         Stock Appreciation Rights

                  No taxable income is recognized upon receipt of an SAR. The holder will recognize ordinary income, in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

                  The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of an SAR. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

         Direct Stock Issuances

                  The tax principles applicable to direct stock issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

                  The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

                  Under current accounting principles, neither the grant nor the exercise of options granted under the 1998 Plan with exercise prices equal to the fair market value of the option shares on the grant date will result in any charge to the Company's reported earnings. However, the Company must disclose, in footnotes and pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options under the 1998 Plan may be a factor in determining the Company's earnings per share on a fully-diluted basis.

                  Should one or more optionees be granted SARs which have no conditions upon exercisability other than an employment requirement, then such rights will result in compensation expense to the Company's earnings over the period such rights remain outstanding.

Vote Required

                  The affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting is required for approval of the adoption of the 1998 Plan. If such approval is obtained, then all outstanding options under the 1995 Plan will be incorporated into the 1998 Plan, and the 1995 Plan will terminate. Should such stockholder approval not be obtained, then any stock options granted under the 1998 Plan will terminate without ever becoming exercisable for the shares of common stock subject to those options, and no further option grants will be made under the 1998 Plan. In addition, the option grants made under the 1995 Plan which are contingent upon their incorporation into the 1998 Plan with its increased share reserve will also terminate prior to their becoming exercisable for any of the option shares. However, the 1995 Plan will remain in effect as last approved by the stockholders, and option grants and direct stock issuances may continue to be made under that Plan until the available share reserve has been issued.

Recommendation of the Board of Directors

                  THE BOARD OF DIRECTORS DEEMS PROPOSAL FOUR TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE ADOPTION OF THE SOFTNET SYSTEMS, INC. 1998 STOCK INCENTIVE PLAN.

                                  PROPOSAL FIVE

AUTHORIZATION AND APPROVAL OF THE ISSUANCE OF THE COMMON STOCK UNDERLYING CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK, THAT IN THE AGGREGATE WOULD REPRESENT 20% OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, WHICH APPROVAL IS NECESSARY IN ORDER TO MEET THE CONTINUED LISTING REQUIREMENTS FOR THE COMMON STOCK ON THE AMERICAN STOCK EXCHANGE

                  The following contains selected summary information relating to certain transactions involving the Company's preferred stock. Copies of the Securities Purchase Agreements, Certificate of Incorporation of the Company setting forth the rights and privileges of the preferred stock, and the form of warrant for each series of preferred stock (collectively, the "Transaction Documents") are being filed with the SEC as exhibits to this Proxy Statement.

General

                  Since December 31, 1997, the Company has issued three series of its five percent convertible preferred stock denominated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), Series B Convertible Preferred Stock (the "Series B Preferred Stock") and Series C Convertible Preferred Stock (the "Series C Preferred Stock"). In addition, the Company has agreed to issue, pursuant to a mutually binding stock purchase agreement, a fourth series of its five percent convertible preferred stock denominated Series D Convertible Preferred Stock (the "Series D Preferred Stock," with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the "5% Preferred Stock"). In connection with the issuance of the 5% Preferred Stock, the Company has also issued (or, in the case of the Series D Preferred Stock, agreed to issue) warrants to purchase its common stock (the "5% Preferred Warrants").

                  Each series of the 5% Preferred Stock has similar rights and privileges, and each share of the 5% Preferred Stock has a face amount of $1,000. The 5% Preferred Stock is convertible into the number of shares of common stock determined by dividing the face amount of the 5% Preferred Stock being converted by the applicable conversion price.

                  On December 31, 1997, the Company issued to RGC International Investors, LDC ("RGC"), 5,000 shares of its Series A Preferred Stock and warrants to purchase 150,000 shares of common stock at an exercise price of $7.95 per share (the "Series A Warrants") for an aggregate purchase price of $5,000,000. As of the Record Date, there were no shares of Series A Preferred Stock outstanding.

                  On May 29, 1998, the Company issued to RGC and Shoreline Associates I, LLC ("Shoreline"), 9,000 and 1,000 shares, respectively, of its Series B Preferred Stock and warrants to purchase 180,000 and 20,000 shares, respectively, of common stock (the "Series B Warrants"), for an aggregate purchase price of $10,000,000. The Series B Warrants have an exercise price of $13.75 per share. Prior to February 28, 1999, the Conversion Price of the Series B Preferred Stock (the "Series B Conversion Price") is $13.20. Thereafter, the Series B Conversion Price will be the lower of $13.20 (subject to an escalation provision pending certain market conditions around such date) and a five day average market price within a 20-day trading period prior to conversion, subject to adjustment upon certain conditions. As of the Record Date, 10,125 shares of Series B Preferred Stock were outstanding as a result of the payment of additional shares of Series B Preferred Stock as dividends.

                  On August 31, 1998, the Company issued to RGC 7,500 shares of its Series C Preferred Stock and warrants to purchase 93,750 shares of common stock at an exercise price of $9.375 per share (the "Series C Warrants") for an aggregate purchase price of $7,500,000. Prior to May 31, 1999, the conversion price of the Series C Preferred Stock (the "Series C Conversion Price") is $9.00. Thereafter, the Series C Conversion Price will be the lower of $9.00 (subject to an escalation provision pending certain market conditions around such date) and a five day average market price within a 30-day trading period prior to conversion, subject to adjustment upon certain conditions. As of the Record Date, 7,531.25 shares of Series C Preferred Stock were outstanding as a result of payment of additional shares of Series C Preferred Stock as dividends.

                  Also on August 31, 1998, the Company entered into a stock purchase agreement whereby the Company agreed, subject to certain conditions, including the stockholder approval being solicited hereby, to issue to RGC 7,500 shares of its Series D Preferred Stock and warrants to purchase 93,750 shares of common stock (the "Series D Warrants") for an aggregate purchase price of $7,500,000. The conversion price of the Series D Preferred Stock (the "Series D Conversion Price") will initially be a price equal to 120% of the average closing bid price of the common stock on the five days prior to the date the Series D Preferred Stock is issued (the "Initial Series D Conversion Price"). On the ninth month anniversary of such issuance, the Series D Conversion Price will be the lower of the Initial Series D Conversion Price (subject to an escalation provision pending certain market conditions around such anniversary) and a five day average market price within a 30-day trading period prior to conversion, subject to adjustment upon certain conditions. The Series D Warrants will be exercisable at 125% of average closing bid price of the common stock on the five days prior to the date the Series D Preferred Stock is issued. Assuming the Series D Preferred Stock was issued as of the December 11, 1998, the Initial Series D Conversion Price would be $17.61, and the 7,500 shares of Series D Preferred Stock would convert into 425,894 shares of common stock, which, together with the common stock underlying the Series D Warrants, would represent 6.0% of the outstanding shares of common stock, taking into account such conversion and the exercise of the Series D Warrants.

                  The following table sets forth for each holder of the 5% Preferred Stock, and for all holders of the 5% Preferred Stock as a group, the number of shares of the Company's common stock underlying the 5% Preferred Stock and 5% Preferred Warrants held by such holder, and the percentage of the Company's outstanding common stock that each represents as of December 11, 1998. Percentage ownership is based upon 8,631,087 shares of common stock outstanding on December 11, 1998.

                                  Shares of common        Shares of common         Shares of
                                       stock                   stock              common stock
                                Underlying Series B     Underlying Series C       Underlying           Total Shares
                                Preferred Stock(1)(2)   Preferred Stock(1)(2)     Warrants(2)       common stock(1)(2)
                                      #          %            #          %          #          %         #         %
------------------------------  ----------  ---------   ----------  ---------  ---------  --------  ---------  --------
RGC International
  Investors, LDC(3)                690,340      7.4        836,805      8.8      423,750      4.7   2,314,241(5)  21.9
Shoreline Associates I, LLC(4)      76,704        *              0        0       20,000        *      96,704      1.1
Preferred Stockholders as a        767,044      8.2        836,805      8.8      443,750      4.9   2,410,945     22.6
Group

--------------------
* Less than 1%
(1) The number of shares into which holders of the Series B Preferred Stock and Series C Preferred Stock can convert is limited by the Company's Certificate of Incorporation. Some of these limitations will no longer be applicable in the event this Proposal Five is approved. Accordingly, the number of shares of common stock and percentage ownership set forth for the Series B Preferred Stock and Series C Preferred Stock, and the total shares of common stock shown for RGC, may exceed the number of shares of the Company's common stock that the holders of the preferred stock beneficially own as of the date of this proxy statement. In that regard, the table may not present the beneficial ownership of the holders of the preferred stock in accordance with Rule 13d-3 under the Exchange Act. Please see "5% Preferred Stock--Limitations on Conversion" for a more detailed discussion of these limitations.
(2) The actual number of shares of common stock that the Company will issue upon conversion of the Series B Preferred Stock and Series C Preferred Stock is indeterminable as of the date of this proxy statement and is subject to adjustment. The number of shares underlying the Series B Preferred Stock and Series C Preferred Stock would increase if the conversion price decreased. The number presented is based on the conversion prices in effect as of December 11, 1998. See "5% Preferred Stock--Conversion Prices; Risk Factors--Issuance of Common Stock Pursuant to Existing Obligations Will Result in Dilution to the Common Stockholders."
(3)      RGC owns  9,112.50  shares of  Series B  Preferred  Stock and  7,531.25 shares of Series C Preferred Stock. RGC is a party to an investment management agreement with Rose Glen Capital Management, L.P., a limited partnership of which the general partner is RGC General Partner Corp. Messrs. Wayne Bloch, Gary Kaminsky and Steve Katznelson own all of the outstanding capital stock of RGC General Partner Corp., are the sole officers and directors of RGC General Partner Corp. and are parties to a shareholders' agreement pursuant to which they collectively control RGC General Partner Corp. Through RGC General Partner Corp., such individuals control Rose Glen Capital Management, L.P. Such individuals disclaim beneficial ownership of the Company's common stock owned by the Selling Stockholder.
(4) Shoreline Associates I, LLC owns 1,012.50 shares of Series B Preferred Stock. Sean Doherty, a director of the Company, is an owner of Shoreline Associates I, LLC.
(5) In addition to the common stock issuable upon conversion or exercise of the Series B Preferred Stock, Series C Preferred Stock and 5% Preferred Warrants, includes 363,364 shares of common stock.

                  In the event all shares of the 5% Preferred Stock were converted on December 11, 1998 (and assuming the Series D was issued and converted on the basis set forth above), the outstanding 5% Preferred Stock would convert into an aggregate 2,029,743 shares of common stock, which, together with the common stock underlying the 5% Preferred Warrants, represents 22.3% of the outstanding shares of common stock on December 11, 1998 taking into account such conversion.

                  In the event all such shares of 5% Preferred Stock were so converted, and taking into account the 712,964 shares of common stock already issued upon conversion of the Series A Preferred Stock, the common stock issuable under the 5% Preferred Stock and 5% Preferred Warrants would equal 47.0% of the 6,974,967 shares of common stock outstanding on the date the Series A Preferred Stock was issued, December 31, 1997.

AMEX and NASDAQ Voting Requirements

                  The common stock is listed on the American Stock Exchange, the market rules of which (the "AMEX Rules") require stockholder approval if the Company issues common stock or securities exercisable for 20% or more of the Company's outstanding shares of common stock or voting power at a price that is below the greater of book value or market value per share. The Company intends to list its common stock on NASDAQ, subject to approval of Proposal Three, which has a similar rule.

                  Currently, and at the time of their consummation, none of the series of 5% Preferred Stock, individually, would result in the issuance of 20% or more of the common stock. However, the floating conversion price mechanism contained in each series of the 5% Preferred Stock could result in 20% or more of the common stock being issued on the conversion of any series of the 5% Preferred Stock. In addition, it is likely that the holders of the 5% Preferred Stock would convert their shares only if the conversion price were lower than the market price. In addition, the conversion of the 5% Preferred Stock, in the aggregate, would exceed 20% of the common stock. To comply with the AMEX Rules, the terms of each series of 5% Preferred Stock prohibit conversions resulting in more than 19.99% of the common stock being issued, unless stockholder approval is obtained.

                  Therefore, the stockholders must vote in favor of this Proposal Five in order for the holders of the 5% Preferred Stock to be able to convert their shares of Preferred Stock without restriction.

                  The laws of the State of New York do not require Stockholder Approval of the issuance of the 5% Preferred Stock, the 5% Preferred Warrants, or the common stock underlying such securities.

Reason for the Transactions and Use of Proceeds

                  The 5% Preferred Stock was issued to provide the Company with capital to fund the Company's expansion of ISP Channel, Inc. Proceeds from the sale of the 5% Preferred Stock and the 5% Preferred Warrants are being used to fund the expenditures incurred in the continuing expansion of ISP Channel, Inc., particularly the ISP Channel service, and for general corporate purposes. Such expenditures include procuring the equipment necessary to deliver Internet services to subscribers, hiring additional personnel and sales and marketing efforts.

The 5% Preferred Stock

                  The Series A Preferred Stock has been converted into 712,964 shares of common stock and is no longer outstanding. As such, the description below does not include the Series A Preferred Stock.

         Dividends.

                  The Holders of the 5% Preferred Stock are entitled to receive dividends at a rate of 5% per annum, payable quarterly, at the Company's option, in cash or additional shares of the applicable series of 5% Preferred Stock. Unpaid dividends are cumulative. Any accrued and unpaid dividends are payable only in the event of a liquidation, dissolution or winding up of the Company. In addition, the holders of the Series B Preferred Stock are entitled to receive dividends of 10% per annum in the event they are unable to convert their Series B Preferred Stock because such conversions would result in greater than 19.99% of the common stock being issued upon conversion of the Series B, unless stockholder approval is obtained authorizing such conversions.

                  The Company has issued 100.78 shares of Series A Preferred Stock, 125 shares of Series B Preferred Stock and 31.25 shares of Series C Preferred Stock as dividends.

     Limitations on Conversion

                  The Company's Certificate of Incorporation defines the rights and privileges of the 5% Preferred Stock. These rights and privileges follow the 5% Preferred Stock if it is transferred, but do not affect common stock issued upon conversion.
Certain provisions of the Certificate of Incorporation are discussed below.

                  The Series A Preferred Stock has been converted in full, and there are no shares outstanding.

                  A holder of the Series B Preferred Stock cannot convert its Series B Preferred Stock in the event such conversion would result in its beneficially owning more than 4.99% of the Company's common stock, but they may waive this prohibition by providing us a notice of election to convert at least 61 days prior to such conversion. Similarly, a holder of the Series C Preferred Stock or Series D Preferred Stock cannot convert its Series C Preferred Stock or Series D Preferred Stock in the event such conversion would result in beneficially owning more than 4.99% of the Company's common stock. However, the Series C Preferred Stock does not include a waiver provision such as that included in the terms of the Series B Preferred Stock. Notwithstanding this limitation, the holders of the preferred stock cannot convert into an aggregate of more than 19.99% of the Company's common stock without the approval of the Company's common stock shareholders, which is being sought by this Proposal Five, or the approval of the American Stock Exchange. In addition, even if such shareholder approval is obtained, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock each cannot convert into more than 2,000,000 shares of common stock without our consent. In the event the 2,000,000 share cap for the Series C Preferred Stock or the Series D Preferred Stock is reached, the Company must either honor conversion requests over the 2,000,000 share cap or redeem the remaining Series C Preferred Stock at its stated value of $1,000 plus accrued and unpaid dividends.

                  The rules of the American Stock Exchange require us to obtain shareholder or AMEX approval to issue more than 20% of the Company's outstanding common stock. Shares of common stock issued upon conversion of the 5% Preferred Stock or exercise of the 5% Preferred Warrants would count toward this 20%. As such, the AMEX rule operates as a further restriction on the ability of the holders of the 5% Preferred Stock and the 5% Warrants to convert their preferred stock or exercise their warrants.

                  The 2,000,000 share cap provides common shareholders protection against dilution upon conversion of the 5% Preferred Stock. In the event the company obtains shareholder approval for issuance of more than 19.99% of its common stock upon conversion of the 5% Preferred Stock, the 4.99% restriction does not protect common shareholders from dilution to the extent the preferred shareholders convert and sell shares to keep at or under these relevant limits, and the 2,000,000 share cap would not provide protection against dilution in the event the company decides to continue to honor conversions of the Series C Preferred Stock or Series D Preferred Stock after the 2,000,000 share cap is reached.

     Conversion Prices

                  The stated value of each series of outstanding preferred stock is $1,000 per share. The actual number of shares of common stock issuable upon conversion of each series of Preferred Stock will be determined by the following formula:

         (The aggregate stated value of the shares of preferred stock thus being converted at $1,000 per share)

                                    divided by

           (The  applicable  conversion  price of the series of the
                          preferred stock being converted).

                  Prior to February 28, 1999, the conversion price of the Series B Preferred Stock is equal to $13.20 per share. Thereafter, the conversion price of the Series B Preferred Stock is equal to the lower of $13.20 per share and the lowest five day average closing price of the common stock during the 20 day trading period immediately prior to such conversion. The conversion price is subject to adjustment as set forth in the Certificate of Incorporation.

                  Prior to May 31, 1999, the conversion price of the Series C Preferred Stock is equal to $9.00 per share. Thereafter, the conversion price of the Series C Preferred Stock is equal to the lower of $9.00 per share and the lowest five day average closing price of the common stock during the 30-day trading period immediately prior to such conversion. The conversion price is subject to adjustment as set forth in the Certificate of Incorporation.

                  Prior to the nine month anniversary of the issuance of the Series D Preferred Stock, the Series D Conversion Price will be the Initial Series D Conversion Price. After such anniversary, the Series D Conversion Price will be the lower of the Initial Series D Conversion Price (subject to an escalation provision pending certain market conditions around the anniversary) and a five day average market price within a 30-day trading period prior to conversion, subject to adjustment upon certain conditions.

                  The following table sets forth the number of shares of common stock issuable upon conversion of the outstanding preferred stock assuming the market price of the common stock is 25%, 50%, 75% and 100% of the market price of the common stock on December 11, 1998, which was $14.81 per share.

 Percent of Market
      Price          Series B Preferred Stock(1)     Series C Preferred Stock(2)
 -----------------   ---------------------------     ---------------------------
       25%                   2,000,000(3)                    2,035,472(4)
       50%                    1,366,396                       1,016,363
       75%                     911,341                         836,805
       100%                    767,045                         836,805
----------------
(1) There are 10,125 shares of Series B Preferred stock outstanding as of December 11, 1998. Each share has a stated value of $1,000. The conversion prices of the Series B Preferred Stock at 25%, 50%, 75% and 100% of the market price of $14.81 would be $3.70, $7.41, $11.11 and $13.20, respectively.
(2) There are 7,531.25 shares of Series C Preferred Stock outstanding as of December 11, 1998. Each share has a stated value of $1,000. The conversion prices of the Series C Preferred Stock at 25%, 50%, 75% and 100% of the market price of $14.81 would be $3.70, $7.41, $9.00 and $9.00, respectively.
(3) The Series B Preferred Stock cannot convert into more than 2,000,000 shares of the common stock.
(4) In the event the 2,000,000 share cap for the Series C Preferred Stock is reached, the Company must either honor conversion requests over the 2,000,000 share cap or redeem the remaining Series C Preferred Stock at its stated value of $1,000 per share plus accrued but unpaid dividends.


         Voting Rights.

                  Holders of the 5% Preferred Stock do not have voting rights, except for certain protective provisions relating to changes in the rights of holders of the 5% Preferred Stock or otherwise required by law. Consent of a majority in interest of each effected series of the 5% Preferred Stock is required prior to (i) changing the rights or privileges of such series; (ii) creating any new class or series of stock with preferences above or on par with those of such series; (iii) increasing the authorized number of such series;
(iv) any act which would result in a negative tax consequence to the holders of such series pursuant to Section 305 of the Internal Revenue Code.

                  In addition, a majority vote of the holders of the Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock, to the extent such series is effected, is required to alter or change the rights, preferences or privileges of any capital stock of the Company so as to effect adversely such series. A majority vote by each of the Series C Preferred Stock and the Series D Preferred Stock is required to change the par value of the common stock.

         Priority.

                  Each series of the 5% Preferred Stock is pari passu with each other series of 5% Preferred Stock, and ranks senior to the common stock as to dividends, distributions and distribution of assets upon liquidation, dissolution or winding up of the Company.

         Liquidation.

                  In the event of any liquidation, dissolution or winding up of the Company, holders of the 5% Preferred Stock will be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, an amount equal to the liquidation value per share of the 5% Preferred Stock, but only after and subject to the payment in full of all amounts required to be distributed to the holders of any other capital stock of the Company ranking in liquidations senior to such 5% Preferred Stock, but before any payment will be made to the holders of the common stock. Certain mergers or consolidations of the Company into or with another corporation or the sale of all or substantially all of the assets of the Company may be deemed to be a liquidation of the Company triggering the rights of the holders of the 5% Preferred Stock.

         Redemption.

                  Each series of the 5% Preferred Stock is subject to redemption upon certain circumstances, including the Company's (i) failure to convert the 5% Preferred Stock when required and in the proper manner, (ii) lapse of effectiveness of the registration statement covering the common stock underlying the 5% Preferred Stock, and (iii) suspension of the common stock from trading on AMEX or New York Stock Exchange or NASDAQ. In addition, the Series B Preferred Stock is subject to redemption in the event the Company breaches the registration rights agreement pursuant to which the common stock underlying the Series B Preferred Stock was registered with the Commission; and the Series C (and Series D if issued) is subject to redemption in the event the Company breaches the stock purchase agreement pursuant to which the Series C Preferred Stock was issued or the registration rights agreement pursuant to which the common stock underlying the Series C Preferred Stock was registered with the Commission.

                  The Company will have the right to redeem the Series B Preferred Stock on or after November 29, 1999 at a price equal to the greater of 120% of its face value or the market price multiplied by the number of shares of common stock into which the Convertible Preferred can be converted. The Company will have the right to redeem the Series C Preferred Stock on or after the earlier of (i) an underwritten public offering or a Rule 144A offering in the amount of at least $10,000,000, or (ii) February 29, 2000, at a price equal to 110% of its face value if such redemption is made prior to September 1, 1999 and 120% of the face value thereafter. Once issued, the Company will have the right to redeem the Series D Preferred Stock on or after the earlier of (i) an underwritten public offering or a Rule 144A offering in the amount of at least $10,000,000, or (ii) the eighteen-month anniversary of the date of its issuance at a price equal to 110% of its face value if such redemption is made in the first 12 months that the Series D Preferred Stock is outstanding and 120% of the face value thereafter.

         Maturity.

                  The Company, in its sole discretion, must either redeem or convert the 5% Preferred Stock on the three year anniversaries of issuance (the "Maturity Date"). The Company's ability to convert the 5% Preferred Stock on the Maturity Date is subject to (i) shareholder approval in the event such conversion (aggregated with all previous conversions of 5% Preferred Stock) would result in the issuance of more than 19.99% of the outstanding common stock as of December 31, 1997, and (ii) the shares of common stock issuable upon such conversion being authorized, registered and eligible for trading over AMEX or NASDAQ. In the event shareholder approval is not obtained, or the common stock issuable upon such conversion is not authorized, registered and eligible for trading over AMEX or NASDAQ, then the Company must redeem the 5% Preferred Stock in cash. The Maturity Date of the Series B Preferred Stock is May 29, 2001. The Maturity Date of the Series C Preferred Stock is August 31, 2001.


The 5% Preferred Warrants

                  The 5% Preferred Warrants have a term of four years, and are currently exercisable. The 5% Preferred Warrants contain certain anti-dilution provisions and permit cashless exercise. The Company can call the Series B Warrants and the Series C Warrants any time after the first year anniversary of their issuance, but only in the event the market price of the common stock over the twenty days prior to such call is 150% of the exercise price of the warrants being called. The Series A Warrants have an exercise price of $7.95 per share and expire on December 31, 2001. The Series B Warrants have an exercise price of $13.75 per share and expire on May 28, 2002. The Series C Warrants have an exercise price of $9.375 per share and expire on August 31, 2002. The exercise price of the Series D Warrants will be 125% of the market price of the common stock on the date of issuance, and will expire four years after such issuance.

Certain Considerations

                  While the Board of Directors is of the opinion that the 5% Preferred Stock transactions, and the resulting issuance of common stock upon conversion or exercise, as applicable, of the 5% Preferred Stock and 5% Preferred Warrants, are fair to, and are advisable and in the best interests of the Company and its stockholders, stockholders should consider the following possible effect, as well as the other information contained in this Proxy Statement, in evaluating this Proposal Five. In particular, please review the risk factors contained in the Risk Factor section above.

         Issuance of Senior Securities.

                  The current aggregate liquidation preference of the 5% Preferred Stock, without giving effect to any accrued but unpaid dividends, is $17,656,250 million ($25,5156,250 taking into account the Series D transaction). In the event of the liquidation, dissolution or winding up of the Company, these amounts would be paid on a priority over the holders of common stock and will reduce the amounts, if any, which would otherwise be payable to the holders of common stock.

Absence of Appraisal Rights

                  Under New York and Delaware law, objecting stockholders will have no appraisal, dissenters' or similar rights (i.e., the right to seek a judicial determination of the "fair value" of the common stock and to compel the Company to purchase their common stock for cash in that amount) with respect to matters presented at the Annual Meeting or otherwise with respect to the 5% Preferred Stock transactions, nor will the Company voluntarily accord such rights to stockholders.

                  Therefore, approval by the requisite number of shares of the matters presented at the Annual Meeting will bind all stockholders and objecting stockholders will be able to liquidate their common stock only by selling it in the market.

Consequences if this Proposal Five is not Approved

                  If stockholder approval is not obtained for this Proposal Five, the Company will be required to make cash payments to holders of the 5% Preferred Stock once such holders have converted into 19.99% of the common stock. Cash payments would be equal to the number of shares of common stock that could not be issued because of such restriction multiplied by the average market price of the common stock on the five days prior to the date of attempted conversion. In addition, the Company would not be able to complete the Series D Preferred Stock financing, in which the Company would raise $7,500,000.

                  The following table sets forth the amount of such cash payment assuming (i) the market price of such common stock is 25%, 50%, 75%, 100%, 125%, 150% and 175% of the market price of the common stock on December 31, 1998, which was $____ per share; (ii) the floating rate mechanism of the Series B Preferred Stock and Series C Preferred Stock was in effect; and (iii) the maximum conversion price of the Series B Preferred Stock and Series C Preferred Stock was not increased.


                              Cash Payment for Attempted Conversions
                     -------------------------------------------------------
 Percentage of       Series B Preferred   Series C Preferred     Total Cash
 Market Price(1)          Stock(2)              Stock(2)          Payments
 ----------------    ------------------   ------------------    ------------
      25%            $                    $                     $
      50%
      75%
     100%
     125%
     150%
     175%

(1) The conversion prices of the Series B Preferred Stock at 25%, 50%, 75%, 100%, 125%, 150% and 175% of the market price of $____ would be $____,
      $_____,  $____,  $____,  $____,  $____ and  $____,  respectively,  and the conversion prices for the Series C Preferred Stock at 100%, 125%, 150% and 175% of the market price of $____ would be $____, $_____, $____, $____,
      $____, $____ and $____, respectively.
(2) The Series B Preferred Stock cannot convert into more than 2,000,000 shares of common stock. Accordingly, cash payments on the Series B Preferred Stock cease once it has converted into, or received cash payments in lieu of converting into, an aggregate of 2,000,000 shares of common stock. The Series C Preferred Stock has a similar limitation. However, once the 2,000,000 share limit is reached, whether through cash payments or actual conversions, the Company must either redeem the remaining Series C Preferred Stock or continue to honor conversions.

                  Such cash  payments  and  inability  to complete  the Series D
Preferred Stock Financing will adversely effect the Company's financial condition and ability to implement its business plan for ISP Channel, Inc. In addition, the Company will be required to raise funds elsewhere, which could be difficult in the event stockholder approval is not obtained. If the Company does not receive stockholder approval, there can be no assurance that the Company would be able to obtain adequate sources of additional capital. "Risk Factors - Possible Cash Payments to Holders of Preferred Stock."

Vote Required`

                  The affirmative vote on this Proposal Five by the holders of a majority of shares of common stock present in person or by proxy at the Annual Meeting is required to approve the issuance of the common stock underlying the 5% Preferred Stock and 5% Preferred Warrants, which in the aggregate would represent 20% or more of the outstanding shares of common stock, which approval is necessary to meet the continued listing requirements for the common stock on the American Stock Exchange. Such approval would permit the holders of such preferred stock to convert their preferred stock into common stock without the 19.99% limitation. For purposes of calculating votes cast, abstentions are included as votes cast while broker non-votes are not included as votes cast.

Recommendations of Board of Directors

                  The Board of Directors has reviewed and considered the terms and conditions of the 5% Preferred Stock transactions and believes that such transactions, and the resulting issuance of common stock upon conversion or exercise, as applicable, of the 5% Preferred Stock and 5% Preferred Warrants, are fair to, and are advisable and in the best interests of, the Company and its stockholders. The Board of Directors has unanimously approved the 5% Preferred Stock transactions, and the issuance of the common stock pursuant to their conversion or exercise, as applicable, and unanimously recommends that the stockholders vote FOR approval of this Proposal Five. The Company's directors and executive officers (who hold common stock representing approximately ____% of the common stock as of the Record Date) have indicated that they intend to vote all shares of voting stock over which they exercise voting power as of the close of business on the Record Date in favor of approval of this Proposal Five. The Board of Directors, in recommending stockholder approval of this Proposal Five, considered a number of factors, including (a) the substantial increase in the working capital of the Company that has resulted from such transactions and the prospect that, as a result of the increase in working capital resulting from such transactions, the Company will be able to expand its operations, improve its access to capital markets and, if appropriate, make certain strategic acquisitions, (b) the terms of the Transaction Documents, and (c) the alternatives to the 5% Preferred Stock transactions, including alternative public or private financing.

                  THE BOARD OF DIRECTORS BELIEVES THAT THE 5% PREFERRED STOCK TRANSACTIONS, AND THE RESULTING ISSUANCE OF COMMON STOCK UPON CONVERSION OR EXERCISE, AS APPLICABLE, OF THE 5% PREFERRED STOCK AND 5% PREFERRED WARRANTS, ARE FAIR TO, AND ARE ADVISABLE AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE 5% PREFERRED STOCK TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL FIVE.

                                  PROPOSAL SIX

                SALE OF THE COMPANY'S WHOLLY-OWNED SUBSIDIARIES,
                                   KCI AND MTC

                  The Company has made a strategic decision to focus on its Internet related businesses. As such, it has decided to sell its two non-Internet related subsidiaries, Kansas Communications, Inc. ("KCI") and Micrographic Technology Corporation ("MTC").

                  The Company has entered into formal negotiations with separate buyers for each of KCI and MTC. The Company announced that it was seeking buyers for KCI in April 1998 and has been accounting for it as a discontinued operation since July 27, 1998. KCI entered into a non-binding letter of intent with a potential buyer, Convergent Communications Services, Inc. ("Convergent Communications") on November 9, 1998 (the "Convergent LOI"). The Company executed a term sheet with Global Information Distribution GmbH ("GID") on November 5, 1998 (the "GID Term Sheet").

                  The Company, KCI and MTC are currently negotiating with Convergent Communications and GID to execute definitive agreements regarding the sales, which may not come to fruition. However, the Company intends to sell both KCI and MTC, whether on the terms stated in the Convergent LOI and GID Term Sheet or otherwise, and a Yes vote on this Proposal Six will authorize the Company to dispose of both businesses on whatever terms and to whatever parties the Board of Director deems appropriate. Because KCI and MTC, together, constitute a substantial majority of the historic assets and revenues of the Company, the sale of both KCI and MTC requires shareholder approval. The Company reserves the right to sell either one without shareholder approval, and a "no" vote does not prohibit the Company from selling KCI and MTC at such time as they no longer constitute a substantial majority of the Company's assets and revenues.

                                   The Company

                  The following is a brief description of the Company. A comprehensive description of the Company can be found in the Company's Annual Report on Form 10-K, which is being delivered with this Proxy Statement and is incorporated by reference herein.

SoftNet Systems, Inc.

                  The Company's current principal executive office is located at 650 Townsend Street, San Francisco, California 94103, (415) 365-2500. To reduce its future rent costs per square foot, the Company has signed a lease at 650 Townsend Street, San Francisco, California, and it intends to move its principal executive offices and ISP Channel, Inc. to this location in the first quarter of 1999.

     ISP Channel, Inc.

                  ISP Channel, Inc. provides residential and business subscribers access to the Internet over the existing cable television infrastructure at speeds up to 100 times faster than 28.8 kilobits per second dial-up access. ISP Channel's core products and services include high-speed Internet Access, broadband Internet access for residential, small office/home office and commercial customers, World Wide Web ("Web") site development, Web hosting and collocation, on-line commerce applications, virtual private networks, IP telephony, video conferencing and other collaborative multimedia applications using the Company's servers, and local content, including planned on-line communities, Remote Local Area Networks and dial-up Internet access.

     Intelligent Communications, Inc.

                  The Company has signed an agreement to acquire Intelligent Communications, Inc. ("Intellicom"), the former Xerox Skyway Network. The consummation of the acquisition is subject to approval from the Federal Communications Commission. Intellicom offers Internet services including Internet access via two way satellite which uses a proprietary VSAT (Very Small Aperture Terminal) technology and hardware manufactured by Intellicom. In conjunction with its two way VSAT Internet connectivity, Intellicom also provides a caching service designed to ease Internet congestion and speed the performance of delivering web traffic by up to 60%.

Kansas Communications, Inc.

                  KCI  provides  communication  solutions  through  the  design, implementation, maintenance and integration of voice, data and video communication equipment and service. KCI operates throughout the Midwestern United States with offices in Kansas City and the greater metropolitan area, Columbia, Missouri, Wichita, Kansas and Milwaukee, Wisconsin. The Company's telecommunications product offerings include third party manufactured telephone systems and call processing systems (including call centers, voice messaging, interactive voice response ("IVR") and computer telephone integration ("CTI")). Additionally, the Company develops software for IVR and CTI applications, sells local and long distance network services, provides maintenance services for existing customers and provides cabling and data communications. KCI markets its products and services primarily to customers with 25 or more telephones located in the Midwest.

                  KCI generates revenue primarily through the sale of third party vendor products through new installations of systems to either existing or new customers and the provisions of customers with "moves, adds, changes," service and maintenance to their existing systems. KCI purchases all of the equipment and software that it markets and installs from third party vendors. The majority of the products sold by the division are purchased from Fujitsu Business Communication Systems, Inc. and Executone Information Systems. Other parts and components necessary for installation and service are purchased from a variety of sources and, the Company believes, are readily available from alternative sources.

Micrographic Technology Corporation

                  MTC designs, develops, and manufactures sophisticated, automated electronic document management and film-based imaging solutions for customers with large-scale, complex, document-intensive requirements. MTC's hardware and software products are based on an industry standard client-server architecture, providing flexibility to connect to a wide variety of information systems and produce output to various storage media, including optical disk, magnetic disk and tape, CD-ROM, and microfilm and microfiche, spanning the entire document lifecycle. MTC manufactures a family of Computer Output to Microfilm ("COM") production systems, from which it has historically derived the majority of its revenues. MTC's proprietary software captures information from a variety of sources, then intelligently indexes and directs the data for storage, distribution and retrieval. MTC expects that its business will increasingly be focused on the distribution and retrieval of electronically captured information over a variety of communications media, such as the Internet, LANs and wide area networks ("WANs"). To this end, MTC is pursuing a strategy of partnering with providers of features or elements that enhance MTC's electronic data distribution solutions.

                           Proposed Sales Transactions

                  The Company has decided to sell KCI and MTC to focus on its Internet related businesses. While the Company has entered into the Convergent LOI and GID Term Sheet, these transactions may not be consummated. In the event either of the transactions is not consummated, the Company will continue to seek to divest itself of KCI and MTC. There can be no assurance that in such instance, the Company will be able to find another buyer or that it will be able to sell KCI or MTC on terms similar to the transactions described herein. By voting for this Proposal Six, shareholders are consenting to the sale of KCI and MTC on any terms and to any parties deemed advisable by the Board of Directors of the Company.

                  The terms of each proposed sale are the result of arms-length negotiations between the Company and each respective purchaser.

Background

     Kansas Communications Inc.

                  In April 1998, the Company announced that it was seeking a buyer for KCI.

                  In July 1998, the Board of Directors of the Company formally adopted a resolution to account for KCI as a discontinued operation, and restated its financial statements accordingly.

                  In July 1998, the Company approached Convergent Communications through a broker. From August through October 1998, the Company and Convergent Communications met and discussed the possible acquisition of KCI by Convergent Communications.

                  On October 6, 1998, the Board of Directors of the Company authorized the officers to enter into a letter of intent with Convergent Communications upon the fulfillment of certain conditions.

                  On November 9, 1998 the Company and Convergent Communications signed a non-binding letter of intent for the sale of KCI to Convergent Communications, the terms of which were ratified by the Board of Directors on November 13, 1998.

     Micrographic Technology Corporation

                  In October 1998, the Company approached GID with a proposal to sell MTC to GID. During October 1998 and November 1998, the Company and GID met and discussed the possible acquisition of MTC by GID.

                  On October 6, 1998, the Board of Directors of the Company authorized the officers to enter into a letter of intent with GID upon the fulfillment of certain conditions.

                  On November 5, 1998, the Company and GID signed a term sheet for the sale of MTC to GID, which was ratified by the Board of Directors of the Company on November 13, 1998.

Terms of the Convergent LOI

                  The   Company   has   agreed   to  sell   KCI  to   Convergent
Communications for an aggregate purchase price of up to $6,600,000. The purchase price is to be paid as follows:

                  1. Convergent Communications paid the Company $100,000 in cash upon execution of the letter of intent;

                  2. Convergent Communications would pay the Company $500,000 in cash on the Closing of the purchase and sale of the Assets, as would be defined in the Purchase Agreement;

                  3. Convergent Communications would obtain a financing facility in the amount of $2,900,000 of which the proceeds thereof would be paid to the Company on the Closing Date;

                  4. On the Closing Date, Convergent Communications would issue to the Company 60,000 shares of Convergent Communications' parent company, Convergent Communications, Inc., a Colorado corporation ("Parent"), no par value common stock ("Convergent Stock"), with an agreed value of $600,000 ($10.00 per share);

                  5. On the Closing Date, Convergent Communications would issue the Company a promissory note ("Purchaser Note") in the amount of $1,000,000. The Purchaser Note would be payable on the date which is twelve (12) months following the Closing Date and would bear simple interest at the rate of eight percent (8%) per annum;

                  6. On the Closing Date, Convergent Communications would issue the Company a promissory note ("Contingent Note") in an amount up to a maximum of $1,500,000. The Contingent Note would be payable on the date which is twelve
(12) months following the Closing Date, would bear simple interest at the rate of eight percent (8%) per annum and would be subject to reduction in the event KCI's net working capital and assets are less than $2,200,000 on the Closing Date. The Company would have the option to accelerate payment of the Contingent Note upon thirty (30) days written notice to Convergent Communications in the event that Parent completes an equity or debt financing with net proceeds in excess of $25,000,000.

Terms of the GID Term Sheet

                  The Company has agreed to sell MTC to GID for an aggregate purchase price of $5,125,000. The purchase price is to be paid as follows:

                  1. GID paid the Company $100,000 as a non-refundable deposit upon acceptance of the GID Term Sheet;

                  2. GID shall pay to the Company at the Closing US$5,025,000 in readily available funds.

Description of Convergent Communications Services, Inc.

                  Convergent Communications is a wholly owned subsidiary of Convergent Communications, Inc. ("Parent"). Its principal executive offices are located at 67 Inverness Drive East, Suite 110, Englewood, Colorado 80112, (303) 749-3000. Its Internet Website address is www.converg.com.

                  Convergent  Communications,  an  Enterprise  Network  Carrier,
delivers comprehensive, single-source communications solutions that capitalize on today's converging voice, data and multimedia technologies. Convergent Communication's business strategy is centered on an interdisciplinary communications skill set, a commitment to customer care, and the ability to own and manage all elements of Convergent Communications' client's communications network with maximum quality and reliability. As a provider of telephone and data networking systems, Convergent Communications' offerings include:

         o Local and Wide Area Data Networking
         o Data Products and Systems
         o Data Transport Services
         o Network Management
         o Internet & Intranet Services
         o Telephone  Systems
         o Long-distance  and Local Telephone  Services
         o Video Conferencing
         o Enterprise Network Services

                  Enterprise Network Services ("ENS"), Convergent Communications' flagship service offering, begins with integrated data and voice networking within its customers' premises, where Convergent Communications owns and is responsible for the ongoing integrity and management of that communication network. This unique approach also includes responsibility for the aggregation and management of our customers' communications connectivity to the rest of the world. In short, ENS allows customers to focus on core business competencies instead of the underlying technology supporting those competencies.

                         Company's Reason for the Sales

                  The Company considered many factors in deciding to sell KCI and MTC. The primary reasons for selling the two divisions are:

                  1. Additional Funds for the Company to Fuel the Growth of ISP Channel, Inc. The Company expects to incur substantial losses and experience substantial negative cash flows as it expands ISP Channel, Inc. The Company has sustained substantial losses over the last five fiscal years. For the fiscal year ended September 30, 1998, the Company had a net loss of $___ million and an accumulated stockholders' deficit of approximately $___ million.

                  The sale price of KCI is approximately $6.6 million. The sale price of MTC is approximately $5.125 million. The proceeds from the sale of KCI and MTC will be used to partially fund the continued expansion of the Internet Services.

                  2. Limited Growth Potential of MTC. MTC faces increased competition from emerging technologies that are perceived to offer advantages over the traditional methods of managing records and documents that MTC currently uses. The Board of Directors believes that the current product and services offerings of MTC have limited growth potential. While the Board of
Directors believes that MTC can adapt and thrive in this increasingly competitive environment, the Board of Directors has decided to focus on the growth possibilities of ISP Channel, Inc.


                  3. Management Focus. ISP Channel, Inc. is a growing company in a very competitive and growing industry. As such, implementation of the Company's business plan for ISP Channel, Inc. will require substantial attention from the Board of Directors and substantially all of the management of the Company.

                  Possible Disadvantages of Selling KCI and MTC

                  Although management of the Company recommends approval of the sale, management recognizes that there may be certain uncertainties or other disadvantages associated with a sale of KCI and MTC. In addition to the risk factors beginning on page ___ of the accompanying Annual Report on Form 10-K, management also considered the following uncertainties and disadvantages:

                  1. Limited Operating History of ISP Channel, Inc. The Company's current strategy for growth is to focus on substantially expanding the business of ISP Channel, Inc., which was acquired in June 1996. The Company has very limited operating history and experience in the Internet services business, and the successful expansion of the Company's ISP Channel, Inc. will require strategies and operations that are different from those historically employed by the Company. There can be no assurance that the Company will be able to develop or maintain strategies and business operations that are necessary to increase the revenues of the Company's ISP Channel, Inc. sufficiently to enable it to achieve positive cash flow and profitability.

                  2. Failure to Consummate Sale of Divisions. If the Company is unable to consummate a sale of KCI or MTC on terms it believes are satisfactory, it will not obtain the proceeds anticipated from such sales, which will correspondingly diminish the capital available to the Company to implement its business plan for the Internet Service Division. In the absence of such a sale, management's attention could be substantially diverted to operate or otherwise dispose of these subsidiaries. If a sale of KCI or MTC is delayed, their value could be diminished. Moreover, KCI and MTC could incur losses and operate on a cash flow negative basis in the future.

                  3. Disposal of the Source of Substantially All of the Company's Revenues. To date, virtually all of the Company's revenues have been derived from KCI and MTC. The sale of either, or both, of these divisions would have an adverse short-term effect on the Company's financial condition, including cash flow from operations.

              Potential Effects of the Sales Upon the Stockholders

                  The Company intends to sell both KCI and MTC for cash or cash equivalents. The Company intends to use the proceeds therefrom to implement its business plan for ISP Channel, Inc. The Company does not plan to make any distribution to shareholders as a result of the sale of KCI. The shareholders of the Company will continue to hold the same common stock of the Company without change.


                         Effect of Sales of MTC and KCI
                           And Intellicom Acquisition

                  For a discussion of the anticipated financial effect of the proposed acquisition of Intellicom and the proposed sales of MTC and KCI, please refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations set forth in the Company's Annual Report on Form 10-K for the year ended September 30, 1998, which is being delivered with this Proxy Statement and is incorporated by reference herein.


                    Accounting and Tax Treatment of the Sales

Accounting Treatment of the Sales

                  [The Company does not expect to sustain a loss on the sale of KCI and MTC.] Additionally, the Company has treated KCI as a discontinued operation since July 27, 1998. The sales [will each be treated as a sale of assets for financial reporting purposes], each to be reflected in the financial statements of the Company in the quarter it is consummated.

Federal Income Tax Consequences of the Sales

                  [The sale of KCI and the sale of MTC will be reported as a sale of assets] for federal income tax purposes in the fiscal year ending September 30, 1999. However, the federal income tax effect of the sale transaction cannot be estimated at this time.


                    Federal and State Regulatory Requirements

                  At this time, the Company is not required to obtain the approval of any state or federal regulatory agencies in order to consummate the sale of KCI or MTC. However, there can be no assurances that the Company will not be required to obtain such approvals in the future; nor, if such approvals are necessary, that the Company will be able to obtain such approvals.


                              Principal Accountants

                  PricewaterhouseCoopers LLP, independent auditors for the Company for the fiscal year ending September 30, 1998, is (i) expected to be present at the Shareholders' Meeting, (ii) will have the opportunity to make a statement if they so desire, and (iii) are expected to be available to answer appropriate questions.

                                  VOTE REQUIRED

                  The affirmative vote of at least two-thirds of the Company's outstanding common stock is required to approve this Proposal Six. Such approval will authorize the Board to sell KCI and MTC on the terms described herein or on such other terms and to such other parties as the Board of Directors of SoftNet deems advisable. In the event this Proposal Six is not approved, the Company reserves the right to sell either KCI or MTC without shareholder approval as well as the right to sell both MTC and KCI at such time that MTC and KCI do not represent a substantial majority of the assets and revenues of the Company.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS DEEMS PROPOSAL SIX TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL TO SELl KCI and MTC.

                                 PROPOSAL SEVEN

                              ELECTION OF DIRECTORS

                  At the Annual Meeting, seven directors are to be elected to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The Board of Directors of the Company currently consists of seven members.

                  It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, all of whom are members of the present Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. Under the Bylaws of the Company, persons must be nominated at least forty-five days prior to the meeting; accordingly, no additional persons may be nominated at the Annual Meeting.

Nominees

                  The following table set forth certain information concerning the nominees, all of whom are members of the present Board of Directors:

        Name of Nominee           Age    Position
-----------------------------     ---    ---------------------------------------
Ronald I. Simon..............      59    Chairman of the Board
Dr. Lawrence B. Brilliant....      54    Vice Chairman of the Board, President
                                         and Chief Executive Officer
Ian B. Aaron.................      38    Director, Vice President, President
                                         of ISP Channel, Inc.
Edward A. Bennett............      51    Director
Sean P. Doherty..............      40    Director
John G. Hamm.................      59    Director
Robert C. Harris, Jr.........      52    Director


                  Ronald I. Simon has served as a member of SoftNet's Board of Directors since September 1995 and Chairman of the Board since August 1997. Mr. Simon has served as Vice President and Chief Financial Officer of Western Water Company, a developer and marketer of water supplies, since May 1997. Mr. Simon has also served as Director of Westcorp Investments, a wholly-owned subsidiary of Westcorp, Inc., a holding company for Western Financial Bank and as Director of Citadel Corporation, a real estate investment company, since 1995. In addition, Mr. Simon served as Chairman of Sonant Corporation, an interactive voice response equipment company, from 1993 to 1997.

                  Dr. Lawrence B. Brilliant has served as a member of SoftNet's Board of Directors since January 1998 and has served as Vice Chairman of the Board, President and Chief Executive Officer of SoftNet since April 1998. Prior to joining SoftNet, Dr. Brilliant served as President and Chief Executive Officer of Brilliant Color Cards, a telephone debit/calling card company, from 1989 to 1998. Dr. Brilliant is a founder of MultiVox Communications, a switched telephone reseller. Dr. Brilliant is also a founder of the International Telecard Association and has served as Director and Chairman Emeritus since 1992. Dr. Brilliant was also a founder of The Well in 1984 when he was CEO of Network Technologies, Inc. Dr. Brilliant has also been a professor at the University of Michigan and has served as a medical officer with the United Nations

                  Ian B. Aaron has served as a member of SoftNet's Board of Directors since October 1994. In addition, Mr. Aaron has served as President of ISP Channel since June 1996 and as Vice President of SoftNet since December 1997. Prior to joining SoftNet, Mr. Aaron served as President of Communicate Direct, Inc., a telecommunications company, from 1988 to October 1994 and as Director of Marketing, Sales and Product Development at GTE Business Communications.

                  Edward A. Bennett has served as a member of SoftNet's Board of Directors since January 1998. Mr. Bennett has served as President and Chief Executive Officer of Bennett Media Collaborative, a new media/Internet/technology consulting company, since June 1997, Director and Vice Chairman of methodfive LLC, an Internet services company, since June 1997 as Director of Spinner Networks, an Internet music service, since December 1997, and as Director of MY-CD, an Internet-based custom CD marketing company, since May 1998. Mr. Bennett also served as President and Chief Executive Officer of Prodigy Ventures, an Internet/technology investment firm from June 1996 to June 1997 and as President and Chief Executive Officer of Prodigy Services Corporation, an Internet services company from 1995 to June 1996. Furthermore, Mr. Bennett served as President and Chief Executive Officer of VH-1 Network, a television programming company, from 1989 to 1994.

                  Sean P. Doherty has served as a member of SoftNet's Board of Directors since May 1998. Mr. Doherty is currently an owner and Managing Partner of Shoreline Associates I, LLC ("Shoreline Associates"), a private Silicon Valley investment firm. Shoreline Associates invests in management buyouts, special equity and venture capital for companies in the telecommunications and broadcasting industries. Shoreline Associates is unaffiliated with Shoreline Pacific Institutional Finance, the entity that arranged the 5% Preferred Stock offerings. From 1995 to 1997, Mr. Doherty was a co-founder of @Home, serving as @Home's Chief Operating Officer and later as the President of @Home's business-to-business services division, @Work. Mr. Doherty was previously the founder and Chief Executive Officer of TEAM Software, a developer of workgroup applications for the Internet and corporate networks. Mr. Doherty has also served as President of TradeNet, Inc., an on-line transaction network for commodities traders.

                  John G. Hamm has served as a member of SoftNet's Board of Directors since 1985. Mr. Hamm has served as Executive Vice President of ARTRA Group Incorporated, a flexible packaging company, since 1988. Mr. Hamm also served as Director of Ozite Corporation, a textiles, hose and tubing company, from 1984 to 1994 and as Vice President of Finance of Ozite Corporation from 1990 to 1994. In addition, Mr. Hamm served as Director of Plastic Specialties and Technologies, Inc., a textiles, hose and tubing company, from 1993 to January 1996.

                  Robert C. Harris, Jr. has served as a member of SoftNet's Board of Directors since May 1998. Mr. Harris has served as a Senior Managing Director and Head of Investment Banking in the San Francisco office of Bear, Stearns & Co. Inc. since November 1997. Mr. Harris also serves as Director of MDSI Mobile Data Solutions, Inc., N2K, Inc., and Xoom.com. Prior to joining Bear Stearns, Mr. Harris was a co-founder and a Managing Director of Unterberg Harris, a registered broker-dealer and investment advisory firm. From 1984 to 1989, Mr. Harris was a General Partner, Managing Director, and Director of Alex. Brown & Sons.

Board Meetings and Committees

                  The Board of Directors held 15 meetings and took action by written consent eight times during the fiscal year ended September 30, 1998. Each director attended at least 75% of the meetings of the Board of Directors and the Committees on which he served.

                  The Board of Directors has three standing committees: the Audit Committee, the Compensation/Stock Option Committee and an Executive Committee. There is no nominating committee or committee performing the functions of such committee.

                  The Audit Committee, currently consisting of Messrs. Simon, Hamm and Bennett, had one meeting in fiscal 1998, which was attended by all of the then directors of the Committee. The Audit Committee meets with the Company's financial management and its independent accountants and reviews internal control conditions, audit plans and results, and financial reporting procedures.

                  The Compensation/Stock Option Committee, currently consisting of Messrs. Simon, Harris and Doherty, held informal meetings in fiscal 1998. The Compensation/Stock Option Committee review and approves the Company's compensation arrangements for key employees and administers the Company's 1995 Long Term Incentive Plan and, if Proposal Four is approved, the 1998 Stock Incentive Plan.

                  The Executive Committee, currently consisting of Dr. Brilliant and Mr. Simon, held informal meetings in fiscal 1998. The Executive Committee has all the authority of the Board, except with respect to items requiring shareholder approval or submission, the filling of Board or Committee vacancies, fixing director compensation, amending or adopting Bylaws or amending or appealing Board resolutions that are not amenable or repealable.


Director Compensation

                  Members of the Board who are not employees of the Company or of a subsidiary of the Company are each paid a monthly retainer fee of $1,000 in connection with their attendance and participation at Board meetings. Mr. Simon is paid an additional $1,500 per month for his services as Chairman of the Board. In addition, Board members are reimbursed for certain reasonable expenses incurred in attending Board or committee meetings. Upon joining the Board, each non-employee Board member also receives a purchase option grant for shares of common stock under the 1998 Plan.

                  Dr. Brilliant and Mr. Aaron each receive compensation for their services as executive officers of the Company. A description of these compensation arrangements are set forth under "Executive Compensation - Certain Agreements."

                  In addition, subject to approval of Proposal Four, existing non-employee directors will each receive options to purchase 20,000 shares of common stock at the Annual Stockholders Meeting held 2001 and additional options to purchase 20,000 shares of common stock at each third Annual Stockholders Meeting thereafter if such person continues to be a director. See "Proposal Four--Automatic Option Grant Program."

                  A description of other transactions between directors and the Company is set forth below in "Certain Relationships and Related Transactions."


Voting

                  The Company's charter provides for cumulative voting in the election of directors. Cumulative voting allows a stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by such shareholder, or may distribute such votes among as many candidates as the shareholder chooses. In this way, a shareholder with a sufficient minority stake can elect a director. Election of the named nominees requires approval by at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting.


                THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES.

                   BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company regarding beneficial ownership of the common stock as of December 11, 1998 by
(i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the common stock, (ii) each current director of the Company, (iii) the Chief Executive Officer and each of the other executive officers of the Company and (iv) all executive officers and directors of the Company as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated.


                                                          Number of Shares             Percentage of
                                                           of Common Stock          Outstanding Shares
                        Name of Beneficial Owner       Beneficially Owned (1)     Beneficially Owned (1)
                                                                                            (2)
-------------- -------------------------------------- -------------------------- --------------------------
Executive      Ronald I. Simon (3)                               8,500                         *
Officers and   Lawrence B. Brilliant (4)                        67,500                         *
Directors:     Garrett J. Girvan                                10,000                         *
               Douglas S. Sinclair                                 ---                       ---
               Steven M. Harris                                  4,000                         *
               Ian B. Aaron (5)                                297,262                      3.4%
               Edward A. Bennett (6)                            73,500                         *
               Sean P. Doherty (7)                              40,000                         *
               John G. Hamm (8)                                 46,930                         *
               Robert C. Harris, Jr.                               ---                       ---
                                                       ---------------           ---------------
               As a Group (ten):                               547,693                      5.9%


5% Owners:     White Rock Capital, Inc. (9)                    869,300                     10.1%
               R. C. W. Mauran (10)                            704,128                      7.8%
               RGC International Investors, LDC (11)         2,314,259                     21.9%
                                                         -------------           ---------------
                 Subtotal:                                   3,887,687                     35.3%

--------------
*        Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, except with respect to RGC (see footnote 11 below). Shares of common stock which are issued and outstanding are deemed to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock which are issuable upon exercise of options or warrants are deemed to be issued and outstanding and beneficially owned by any person who has or shares voting or investment power over such shares only if the options or warrants in question are exercisable within 60 days of December 11, 1998 (after giving effect to any acceleration provisions which are triggered solely by the Merger) and, in any event, solely for purposes of calculating that person's percentage ownership of SoftNet's common stock (and not for purposes of calculating the percentage ownership of any other person).
(2) The number of shares of common stock deemed outstanding and used in the denominator for determining percentage ownership for each person equals
         (i) 8,631,087 shares of common stock outstanding as of December 11, 1998 plus (ii) such number of shares of common stock as are issuable pursuant to options, warrants or Preferred Stock held by that person (and excluding options held by other persons) which may be exercised within 60 days of December 11, 1998.
(3) Includes 2,500 shares issuable pursuant to options exercisable within 60 days of December 11, 1998.
(4) Includes 57,500 shares issuable pursuant to options exercisable within 60 days of December 11, 1998.
(5) Includes 150,833 shares issuable pursuant to options exercisable within 60 days of December 11, 1998.
(6) Includes 57,500 shares issuable pursuant to options exercisable within 60 days of December 11, 1998.
(7) Includes 20,000 shares issuable upon exercise of warrants held in the name of Shoreline Associates I, LLC, of which Mr. Doherty is an owner, which are exercisable within 60 days of December 11, 1998.
(8) Consists of 44,430 shares held jointly with Mr. Hamm's wife and includes 2,500 shares issuable pursuant to options exercisable within 60 days of December 11, 1998.
(9) Consists of shares of common stock (i) held for the accounts of certain institutional clients of White Rock Capital Management, L.P., (ii) held by White Rock Capital Partners, L.P. and (iii) held by White Rock Capital Management, L.P.
(10) Includes 179,640 shares issuable upon conversion of 9% Convertible Subordinated Debentures, 175,000 shares issuable upon conversion of 5% Convertible Subordinated Debentures and 81,481 shares issuable upon conversion of 6% Convertible Subordinated Secured Debentures issued by Micrographic Technology Corporation. Shares listed reflect shares held by Eurocredit Investments, Ltd., a Maltese company that is wholly-owned by Mr. Mauran.
(11)     As of December 11, 1998,  RGC held (i) 363,364  shares of common stock,
         (ii) 423,750 shares of common stock issuable upon exercise of warrants,
         (iii) 690,340 shares of common stock issuable upon conversion of the Series B Preferred Stock at the conversion price in effect as of December 11, 1998, which is $13.20 per share, and (iv) 836,805 shares of common stock issuable upon conversion of the Series C Preferred Stock at the conversion price in effect as of December 11, 1998, which is $9.00 per share. The actual number of shares of common stock issuable upon conversion of the Preferred Stock is indeterminable and is subject to adjustment based on various factors, including the floating rate conversion price mechanism contained in the terms of the Preferred Stock. However, the Series B Preferred Stock and Series C Preferred Stock each cannot convert into more than 2,000,000 shares of common stock.

         The number of shares into which RGC can convert and the manner of such conversion is limited by SoftNet's Certificate of Incorporation. A holder of the Series B Preferred Stock cannot convert its Series B Preferred Stock in the event such conversion would result in its beneficially owning more than 4.99% of the common stock (not including shares underlying the Series B Preferred Stock or the Series B Warrants), but they may waive this prohibition by providing us a notice of election to convert at least 61 days prior to such conversion. Similarly, a holder of the Series C Preferred Stock cannot convert its Series C Preferred Stock in the event such conversion would result in beneficial ownership of more than 4.99% of the common stock (not including shares underlying the Series C Preferred Stock or the Series C Warrants). Notwithstanding this limitation, the holders of the Preferred Stock cannot convert into an aggregate of more than 19.99% of the common stock without the approval of the common stock shareholders, which is being sought by Proposal Five.

         Accordingly, the number of shares of common stock and percentage ownership set forth for RGC may exceed the number of shares of common stock it beneficially own as of the date of this Proxy Statement In that regard, the table may not adequately represent the beneficial ownership of RGC.

                             EXECUTIVE COMPENSATION

Executive Officers

                  The executive officers and certain other key employees of the Company are listed below:


             Name                 Age    Positions
---------------------------       ---    --------------------------------------
Dr. Lawrence B. Brilliant..        54    Vice Chairman of the Board, President
                                         and Chief Executive Officer
Garrett J. Girvan..........        53    Chief Operating Officer
Douglas S. Sinclair........        44    Chief Financial Officer
Steven M. Harris...........        44    Vice President, External Affairs,
                                         Secretary, and General Counsel
Ian B. Aaron...............        38    Vice President, President of ISP
                                         Channel, Inc. and Director
Kevin Gavin................        40    Senior Vice President, Marketing of
                                         ISP Channel, Inc.
Daniel B. Donnelly.........        36    Senior Vice President, Affiliate Sales
                                         of ISP Channel, Inc.

                  Dr. Brilliant's and Mr. Aaron's backgrounds are summarized under "Election of Directors - Nominees" above.

                  Garrett J. Girvan has served as SoftNet's Chief Operating Officer since April 1998 and also served as SoftNet's Chief Financial Officer from April 1998 to November 1998. Prior to joining SoftNet, Mr. Girvan held various positions at Viacom Cable over a 13-year period, including Chief Financial Officer and Chief Operating Officer. While at Viacom, Mr. Girvan was involved in the development of Viacom's broadband services.

                  Douglas S. Sinclair has served as SoftNet's Chief Financial Officer since November 1998. Prior to joining SoftNet, Mr. Sinclair served as Chief Financial Officer of Silicon Valley Networks, Inc., a provider of test management software to telecommunications and networking companies, from April 1998 to November 1998, Chief Financial Officer of International Wireless Communications, Inc., an international cellular business operator, from 1995 to April 1998, Chief Financial Officer of Pittencrieff Communications Inc. (PCI), then a leading provider of trunked radio services in the southwest United States, from 1993 to 1995 and Chief Financial Officer of Pittencrieff plc., an oil and gas company based in the United Kingdom, from 1990 to 1993. Mr. Sinclair took both Pittencrieff plc and PCI public during his tenures as Chief Financial Officer. International Wireless Communications, Inc. filed for protection under the bankruptcy laws of the United States in September 1998.

                  Steven M. Harris has served as Vice President, Secretary and General Counsel to SoftNet since August 1998. Prior to joining SoftNet, Mr. Harris worked at Pacific Telesis Group, most recently as Vice President-of Broadband Services, where he was responsible for external affairs and policy planning for video services and broadband networks. Previously, he was Executive Director of Regulatory Planning and Policy for Pacific Bell with responsibility for federal and state regulatory policies relating to competition, corporate structure, interconnection, privacy and new technologies. He began with Pacific Telesis Group in 1983 as Executive Director of Regulatory Relations, in Washington, D.C. Mr. Harris was Commissioner's Assistant and Special Assistant to the General Counsel at the Federal Communications Commission and was previously in private practice.

                  Kevin Gavin has served as SoftNet's Senior Vice President, Marketing since November 1998. Prior to joining SoftNet, he served as Regional Vice President of Teligent, Inc. From November 1991 to January 1996, he was Vice President of Marketing and Product Development at Nextel Communications. From 1981 to 1991, Mr. Gavin held various marketing and sales positions at Warner Cable Communications, Inc., American Cablesystems, Inc., and McCaw Cellular Communications, Inc.

                  Daniel B. Donnelly has served as SoftNet's Senior Vice President, Affiliate Sales since August 1998. Prior to joining SoftNet, Mr. Donnelly was Vice President at StarSight Telecast, Inc. From July 1994 to August 1998, he held various sales and marketing positions at Showtime Networks, Inc.

Summary of Cash and Certain Other Compensation

                  The following table sets forth information for the last three fiscal years concerning compensation paid or accrued by the Company to (i) the current and former Chief Executive Officer of the Company and (ii) the three other most highly compensated executive officers of the Company whose total annual salary and incentive compensation for fiscal year 1998 exceeded $100,000 (collectively, the "Named Officers").

                                                                                                           Long-Term
                                                                                                         Compensation
                                                  Annual Compensation                                       Awards
                                                                                                          Securities
                                                                                        Other Annual      Underlying
Name and Principal Position                  Year       Salary($)         Bonus($)       Compensation       Options
----------------------------------------     ----       ---------         --------      -------------    ------------
Dr. Lawrence B. Brilliant (1)                1998        $128,396               --               --         200,000
President and Chief Executive Officer
                                             1997             --                --               --              --
                                             1996             --                --               --              --

Garrett J. Girvan (2)                        1998         $89,623               --               --          75,000
Chief Operating Officer and Chief
Financial Officer
                                             1997             --                --               --              --
                                             1996             --                --               --              --

Steven M. Harris (3)                         1998         $22,212               --               --              --
Vice President, Secretary and General
Counsel
                                             1997               --
                                             1996               --

Ian B. Aaron                                 1998        $202,889               --               --         174,500
Vice President, President of ISP Channel,
Inc.
                                             1997        $156,000               --               --          16,000
                                             1996        $189,000               --               --          31,000

A.J.R. Oosthuizen (4)                        1998        $245,820               --               --          52,400
Former President and Chief Executive
Officer
                                             1997        $200,000               --               --          75,000
                                             1996        $200,000          $80,000               --          31,000


---------------

(1) Dr. Brilliant joined the Company as Chief Executive Officer on April 6, 1998. Prior to that he served on the Board of Directors. His annual salary for fiscal 1998 was $250,000.
(2) Mr. Girvan joined the Company on April 6, 1998. His annual salary for fiscal 1998 was $200,000.
(3) Mr. Harris joined the Company on August 17, 1998. His annual salary for fiscal 1998 was $175,000.
(4) Mr. Oosthuizen resigned as a director and from all executive positions with the Company effective April 6, 1998. On April 6, 1998, pursuant to the terms of a separation and release agreement (the "Separation Agreement"), Mr. Oosthuizen resigned as a director and his employment with the Company terminated. Pursuant to this Separation Agreement, Mr. Oosthuizen became a consultant to the Company at a monthly salary of $20,000. This consultancy arrangement is terminable at will by either the Company or Mr. Oosthuizen at any time after September 15, 1998.

Stock Option Information

                  Option Grants in Fiscal 1998. The following table sets forth information with respect to stock options granted by the Company to the Named Officers during Fiscal 1998. No stock appreciation rights were granted in Fiscal 1998.

                                                     Individual Grants
                                   ----------------------------------------------------
                                                                                             Potential Realizable
                                      Number of   Percent of Total   Exercise                  Value at Assumed
                                     Securities    Options granted   or Base                Annual Rates of Stock
                                     Underlying    to employees       Price                  Price  Appreciation
                                      Options        in fiscal       ($/Sh)  Expiration       for Option Term(5)
              Name                 Granted(#)(1)       year(2)         (3)     Date(4)          5%($)     10%($)
---------------------------------  --------------  --------------    ------   --------       ---------  ---------
Dr. Lawrence B. Brilliant (6)....         7,500         1%            6.88      1/8/08          32,000     82,000
                                         67,500         6%            6.63      3/5/08         281,000    713,000
                                        125,000        11%            8.45      4/7/08         664,000  1,683,000
Garrett J. Girvan (7)............        75,000         7%            8.75      4/6/08         413,000  1,046,000
Steven M. Harris.................             -         -               -          -                 -          -
Ian B. Aaron.....................       174,500        16%            6.88      1/8/08         755,000  1,913,000
A.J.R. Oosthuizen (8)............        52,400         5%            6.88      1/8/08         227,000    575,000

(1) Options granted under the 1995 Long-Term Incentive Plan generally become exercisable at a rate of one-third of the shares of common stock underlying to the option at the end of each year until fully vested or the employee leaves the Company. Options granted under the 1998 Stock Incentive Plan generally become exercisable for 25% of the option shares upon completion of one (1) year of service measured from the grant date and for the balance of the option shares in a series of 36 successive equal monthly installments over the three (3) year period of service thereafter.
(2) The Company granted options to employees to purchase 1,070,200 shares of common stock during Fiscal 1998. In addition, options to purchase 73,333 shares were granted to non-employee consultants during fiscal 1998.
(3) The exercise price may be paid in (a) cash, (b) shares of common stock held for the requisite period to avoid a charge to the Company's earnings for financial reporting purposes, (c) through a same-day sale program or (d) subject to the discretion of the Plan Administrator, by delivery of a full-recourse, secured promissory note payable to the Company.
(4)  The term of the options is typically 10 years.
(5) Potential realizable value is based on the assumption that the price of the common stock underlying the option appreciates at the annual rate shown, compounded annually from the date of grant until the end of the option term. The values are calculated in accordance with rules promulgated by the SEC and do not reflect the Company's estimate of future stock appreciation.
(6) In Fiscal 1998, Dr. Brilliant received options to purchase 20,000 shares of common stock pursuant to his nomination to the Board of Directors. Dr. Brilliant also received an additional option grant of 55,000 shares of common stock pursuant to a consulting agreement. Subsequently, Dr. Brilliant was appointed President and Chief Executive Officer of the Company, pursuant to which he received an additional option grant of 125,000 shares of common stock.
(7) In Fiscal 1998, Mr. Girvan received options to purchase 75,000 shares of common stock upon his appointment to serve as the Company's Chief Operating Officer and Chief Financial Officer. Mr. Girvan was replaced as Chief Financial Officer in November 1998.
(8) Upon his resignation as an officer and director on April 6, 1998, Mr. Oosthuizen's options were vested in full. In addition, Mr. Oosthuizen exercised options to purchase 75,000 shares during Fiscal 1998, each with an exercise price of $4.94.


                  Aggregated Year-End Option Values. The following table sets forth certain information concerning the number of options exercised by the Named Officers during the last fiscal year ended September 30, 1998, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officers as of September 30, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's common stock as of September 30, 1998 ($10.125).



                                     Number of Securities
                                    Underlying Unexercised         Value of Unexercised
                                           Options                In-the-Money Options at
                                   at September 30, 1998(#)       at September 30, 1998(#)

     Name                        Exercisable   Unexercisable    Exercisable   Unexercisable
---------------------------      -----------   -------------    -----------   -------------

Dr. Lawrence B. Brilliant..           55,000         145,000        193,000         279,000
Garrett J. Girvan..........              -            75,000           -            103,000
Steven M. Harris...........              -              -              -               -
Ian B. Aaron...............           92,667         128,833        382,000         429,000
A.J.R. Oosthuizen(1).......           83,400            -           329,000            -

(1) Upon his resignation as an officer and director on April 6, 1998, Mr. Oosthuizen's options were vested in full. In addition, Mr. Oosthuizen exercised options to purchase 75,000 shares during Fiscal 1998, each with an exercise price of $4.94.


                  Ten-Year Option Repricings. On November 15, 1996, the Compensation/Stock Option Committee approved a stock option repricing program to provide employee option holders additional opportunity and incentive to achieve business plan goals. All options held by employees on that date were repriced to $4.94 per share, which was the market price on such date. All other terms of the options remained the same and, accordingly, there was no change to the vesting or term of any option.

                  The table below presents the required disclosure with respect to any repricing of options held by any Named Officers during the last ten completed years.


                                                                                                              Length of
                                                                                                           Original Option
                                          Number of        Market Price      Exercise                      Term Remaining
                                         Securities         of Stock at      Price at                        at Date of
                                         Underlying           Time of         Time of          New          Repricing or
                                       Options Repriced    Repricing or    Repricing or     Exercise          Amendment
Name                        Date         or Amended          Amendment       Amendment        Price           (Years)
----                        ----         ----------       --------------  --------------  -------------    ---------------

Ian B. Aaron               2/28/96         31,000              $ 8.25         $ 12.75         $ 8.25             9.6
                          11/15/96         31,000(1)           $ 4.94         $  8.25         $ 4.94             8.9

A.J.R. Oosthuizen          2/28/96         31,000              $ 8.25         $ 12.75         $ 8.25             9.6
                          11/15/96         31,000(1)           $ 4.94         $  8.25         $ 4.94             8.9



(1) Options repriced on February 28, 1996 at the then current market price of $8.25 and were further repriced on November 15, 1996 at the then current market price of $4.94.


Employment and Change of Control Agreements

                  On September 15, 1995, MTC entered into an employment agreement with Mr. Oosthuizen, a director of the Company, pursuant to which Mr. Oosthuizen became President of MTC. In July 1997, Mr. Oosthuizen was named Chief Executive Officer of the Company and was granted an annual salary of $200,000 plus a bonus as determined by the Board of Directors in accordance with the Company's Incentive Compensation Plan. No bonus was paid to Mr. Oosthuizen with respect to Fiscal 1997. On October 1, 1997, Mr. Oosthuizen's annual salary was increased to $240,000. On April 6, 1998, pursuant to the terms of a separation and release agreement (the "Separation Agreement"), Mr. Oosthuizen resigned as a director and his employment with the Company terminated. Pursuant to this Separation Agreement, Mr. Oosthuizen became a consultant to the Company at a monthly salary of $20,000. This consultancy arrangement is terminable at will by either the Company or Mr. Oosthuizen at any time after September 15, 1998.

                  On April 7, 1998, the Company entered into an employment agreement with Dr. Lawrence B. Brilliant, a director of the Company, pursuant to which Dr. Brilliant was appointed Vice Chairman of the Board, President and Chief Executive Officer of the Company for a term of three years. Under the terms of this employment agreement, Dr. Brilliant was granted an annual salary of $250,000 per year plus such bonuses as the Compensation Committee may establish from time to time. Concurrently with the signing of this employment agreement, Dr. Brilliant received a Non-Qualified Stock Option to purchase from the Company a total of 125,000 shares of common stock under the terms of the Long Term Incentive Plan.

                  Under the Company's 1998 Stock Incentive Plan, approval of which is being sought by Proposal Four, in the event that the Company is acquired by merger or sale of substantially all of its assets, each outstanding option or other award under the 1998 Stock Incentive Plan will immediately vest, except to the extent the Company's obligations under that option or award assumed by the successor corporation or such successor corporation substitutes an award with substantially the same economic value.

                  Under the Company's Amended 1995 Long-Term Incentive Plan (the "1995 Plan"), upon an acquisition of the Company pursuant to a merger or asset sale, the option will, at the discretion of the Stock Option Committee, either be assumed by any successor entity, with or without accelerated vesting of the option shares, or terminate upon the acquisition following a thirty (30)-day period during which the option will be exercisable in full on an accelerated basis.

                  Under the Company's Employee Stock Option Plan (the "Option Plan"), in the event the Company is acquired by merger or sale of substantially all of its assets, each outstanding option will be either be assumed by the successor corporation or replaced by the successor corporation with an option with substantially the same economic value.

                  The Company currently has no other compensatory plan or arrangement with any of the Named Officers where the amounts paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such Named Officer upon a change in control of the Company.

Indemnification of Directors and Limitation of Liability

                  The Company's Bylaws provide that the Company may indemnify its directors, officers and other employees and agents to the fullest extent permitted by law. The Company has also entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company's Bylaws. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for the Company's executive compensation policies and for annually determining the compensation to be paid to the executive officers of the Company. During Fiscal 1998, the Board of Directors assumed all of the responsibilities of the Compensation Committee.

Overview and Philosophy

                  The executive compensation program of the Company is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience and contribution to long-term success of the Company. The Board believes that its task of determining fair and competitive compensation is ultimately judgmental.

                  The program is composed of base salary, annual incentive compensation, equity based incentives and other benefits generally available to all employees. As of September 30, 1998, options on 1,320,125 shares of the Company's common stock were outstanding and 1,070,200 options were granted to employees during the fiscal year ended September 30, 1998.

Base Salary

                  The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. In making annual adjustments to base salary, the Board also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer and Chief Operating Officer. The Board considers all such data; it does not prescribe the relative weight to be given to any particular component.

Annual Incentive Compensation

                  Annual incentive compensation is ordinarily determined by a formula which considers the overall operations and financial performance of the Company and its subsidiaries.

Long-Term Incentives

                  In general, the Board believes that equity based compensation should form a part of an executive's total compensation package. Stock options are granted to executives because they directly relate the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option is determined by factors similar to those considered in establishing base salary.

Stock Option Repricing Program

                  On February 28, 1996, the Board of Directors approved a stock option repricing program to provide employee option holders additional opportunity and incentive to achieve business plan goals. The exercise prices for all options held by employees on that date were repriced to $8.25 per share, which was the market price on that date. All other terms of the options remained the same and, accordingly, there was no change to the vesting or term of any option. In addition, on November 15, 1996, the Board of Directors approved an additional stock option repricing program to further provide employee option holders with additional opportunity and incentive to achieve business plan goals. All options held by employees on November 15, 1996 were repriced to $4.94 per share, which was the market price on that date.

Other

                  Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate. Together with perquisites, these benefits did not exceed 10% of any executive's combined salary and bonus in Fiscal 1998.

Compensation for Chief Executive Officer

                  The Board applies the same standard in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive
Officer does not participate in setting the amount and nature of the compensation. Mr. Oosthuizen did not receive a bonus for Fiscal 1998.

Deduction Limit for Executive Compensation

                  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based compensation. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The non-performance based compensation to be paid to the Company's executive officers for Fiscal 1998 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for Fiscal 1999 will exceed that limit. Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Board has not taken any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Board will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

                  This report is submitted by the Compensation Committee of the Board of Directors of the Company, as of the fiscal year ended September 30, 1998.

                                                  Sean P. Doherty, Chairman
                                                  Ronald I. Simon
                                                  Robert C. Harris, Jr.

                                PERFORMANCE GRAPH

                  Set forth below is a comparison of the total stockholder return on the Company's common stock for the period beginning September 30, 1993 and ending September 30, 1998 with the total stockholder return for the same period for the AMEX Stock Market Index (a broad equity market index which includes the stock of companies traded on AMEX) and the AMEX Computer Programming, Data Processing, & Other Computer Related Services Industrial Index (an index including companies with primary SIC 7370-7379). The total stockholder return reflects the annual change in share price, assuming an investment of $100.00 on September 30, 1993 plus the reinvestment of dividends, if any. No dividends were paid on the Company's common stock during the period shown. The return shown is based on the annual percentage change during each fiscal year in the five year period ended September 30, 1998. The stock price performance shown below is not necessarily indicative of future stock price performance.

                                [Graphic Omitted]


                Sep-30-93  Sep-30-94  Sep-30-95  Sep-29-96  Sep-30-97  Sep-30-98
-------------   ---------  ---------  ---------  ---------  ---------  ---------

SoftNet
Systems, Inc.     $100.00    $176.27    $368.04    $158.19    $174.33    $261.50

AMEX Stock
Market Index      $100.00     $97.90    $120.46    $122.76    $153.93    $132.62

AMEX
Computer
Industrial
Index             $100.00     $82.60    $119.78    $131.47    $187.05    $176.42

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of 5% Convertible Subordinated Debentures

                  In fiscal 1998, the Company issued $1,443,750 principal amount of its 5% Convertible Subordinated Debentures due September 30, 2002 to Mr. R.C.W. Mauran, a beneficial owner of more than 5% of the Company's common stock, in exchange for the assignment to the Company of certain equipment leases and other consideration. The debentures are convertible into common stock of the Company at $8.25 per share, after December 31, 1998.

Issuance of Preferred Stock

                  The terms of the 5% Preferred Stock limit its holders, such as RGC, from beneficially owning more than 4.99% of the common stock. Nonetheless, the Company lists the 5% Preferred Stock transactions here because RGC has the ability to convert into a substantial number of shares of common stock in the aggregate.

                  On December 31, 1997, the Company issued to RGC, 5,000 shares of its Series A Preferred Stock and warrants to purchase 150,000 shares of common stock at an exercise price of $7.95 per share (the "Series A Warrants") for an aggregate purchase price of $5,000,000. As of the Record Date, there were no shares of Series A Preferred Stock outstanding.

                  On May 29, 1998, the Company issued to RGC and Shoreline Associates I, LLC ("Shoreline"), 9,000 and 1,000 shares, respectively, of its Series B Preferred Stock and warrants to purchase 180,000 and 20,000 shares, respectively, of common stock (the "Series B Warrants"), for an aggregate purchase price of $10,000,000. The Series B Warrants have an exercise price of $13.75 per share. Prior to February 28, 1999, the Conversion Price of the Series B Preferred Stock (the "Series B Conversion Price") is $13.20. Thereafter, the Series B Conversion Price will be the lower of $13.20 (subject to an escalation provision pending certain market conditions around such date) and a five day average market price within a 20-day trading period prior to conversion, subject to adjustment upon certain conditions. As of the Record Date, 10,125 shares of Series B Preferred Stock were outstanding as a result of the payment of additional shares of Series B Preferred Stock as dividends.

                  On August 31, 1998, the Company issued to RGC 7,500 shares of its Series C Preferred Stock and warrants to purchase 93,750 shares of common stock at an exercise price of $9.375 per share (the "Series C Warrants") for an aggregate purchase price of $7,500,000. Prior to May 31, 1999, the conversion price of the Series C Preferred Stock (the "Series C Conversion Price") is $9.00. Thereafter, the Series C Conversion Price will be the lower of $9.00 (subject to an escalation provision pending certain market conditions around such date) and a five day average market price within a 30-day trading period prior to conversion, subject to adjustment upon certain conditions. As of the Record Date, 7,531.25 shares of Series C Preferred Stock were outstanding as a result of payment of additional shares of Series C Preferred Stock as dividends.

Sale of Certain CDI Assets

                  During Fiscal 1997, Communicate Direct, Inc., a wholly-owned subsidiary of the Company ("CDI"), sold the portion of its operations that support its Fujitsu maintenance base in the Chicago metropolitan area to a new company formed by John I. Jellinek, a former president and Chief Executive Officer and a then director of the Company, and Philip Kenny, a then director of the Company. The buyers acquired certain assets of CDI in exchange for a $209,000 promissory note and the assumption of trade payables of approximately $750,000. In addition, at the closing the buyers repaid $438,000 of existing Company bank debt and entered into a sub-lease of CDI's facility in Buffalo Grove, Illinois. At the closing, the buyer merged with Telcom Midwest, LLC. and Messrs. Jellinek and Kenny and two other shareholders of the merged company personally guaranteed obligations arising out of the promissory note, the sub-lease arrangement and trade payables. The personal guarantees of the promissory note are several. The personal guarantees of the sub-lease are limited to $400,000 and are on a joint and several basis. The personal guarantees of trade payables are on a joint and several basis but are limited to Messrs. Jellinek and Kenny. Concurrent with this transaction, Messrs. Jellinek and Kenny resigned from the Company's board. The transaction was approved by the disinterested members of the Company's board.

IMNET Software Inc.

                  In June 1996, the Company acquired the exclusive worldwide manufacturing rights to IMNET's MegaSAR Microfilm Jukebox (the "IMNET Agreement") and completed and amended its obligations under a previous agreement with IMNET. Per the terms of the IMNET Agreement, the Company issued a $2.9 million note for prepaid license fees, software inventory, manufacturing rights, and certain other payables. Approximately $2.5 million was paid on this note during the fourth quarter of Fiscal 1996. Subsequently, in Fiscal 1997, the outstanding $410,000 promissory note was further reduced by $249,000, and a new promissory note in the face amount of $161,000 was executed. This transaction was approved by the disinterested members of the Company's board. Following the transaction, John J. McDonough and John I. Jellinek resigned from the Board of Directors of IMNET board and James Gordon, a director of IMNET, resigned from the Company's board.

                  During the fourth quarter of Fiscal 1996, the Company decided to integrate the IMNET microfilm retrieval software with another software developer's product then being distributed by the Company, requiring less IMNET software than previously assumed. As a result, the Company recorded a one-time charge of $1.5 million to write off software inventory. Subsequent to the acquisition of the manufacturing rights from IMNET, technical difficulties delayed the transfer of technical and manufacturing know-how. In September 1997, the Company recorded a one-time charge to write off the remaining $1.0 million in assets associated with the IMNET Agreement. The Company is currently in negotiations with IMNET to complete the transfer of the technical and manufacturing know-how.

                  During Fiscal 1996, the Company sold its entire holdings in IMNET for net proceeds of $7.7 million. Accordingly, the Company recorded a gain on the sale of securities of $5.7 million.

Employment Agreement with Mr. Oosthuizen

                  On September 15, 1995, MTC entered into an employment agreement with Mr. Oosthuizen, a director of the Company, pursuant to which Mr. Oosthuizen became President of MTC. In July 1997, Mr. Oosthuizen was named Chief Executive Officer of the Company and was granted an annual salary of $200,000 plus a bonus as determined by the Board of Directors in accordance with the Company's Incentive Compensation Plan. No bonus was paid to Mr. Oosthuizen with respect to Fiscal 1997. On October 1, 1997, Mr. Oosthuizen's annual salary was increased to $240,000. On April 6, 1998, pursuant to the terms of a separation and release agreement (the "Separation Agreement"), Mr. Oosthuizen resigned as a director and his employment with the Company terminated. Pursuant to this Separation Agreement, Mr. Oosthuizen became a consultant to the Company at a monthly salary of $20,000. This consultancy arrangement is terminable at will by either the Company or Mr. Oosthuizen at any time after September 15, 1998.

Consulting Payments to Mr. Hamm

                  In Fiscal 1994, the Board voted to compensate Mr. Hamm, a director of the Company, $150,000, payable in installments, for previously uncompensated services that he rendered to the Company as a consultant over the prior ten years. The Company's entire obligation to Mr. Hamm with respect to this unpaid compensation was satisfied as of January 1998.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any person holding more than ten percent of the Company's common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and any exchange or quotation system on which the common stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. During the fiscal year ended September 30, 1998, to the knowledge of the Company, all of these filings were satisfied by its directors and officers. In making this statement, the Company has relied on the written representations of its directors and officers and copies of the reports they have filed with the Commission. The Company does not have any ten percent stockholders.

                                 PROPOSAL EIGHT

               CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected PricewaterhouseCoopers LLP to audit the financial statements of the Company for the year ending September 30, 1999, and recommends that the stockholders confirm the selection. Confirmation of this selection requires approval by at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting. In the event of a negative vote, the Board will reconsider its selection.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS


                             STOCKHOLDERS' PROPOSALS

    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company intended to be presented for consideration at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than October 1, 1999, in order that they may be included in the proxy statement and form of proxy related to that meeting.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2000 Annual Meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must do so no later than December 15, 1999. If such stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2000 Annual Meeting.


                                  OTHER MATTERS

     Management knows of no matters, other than those referred to in this proxy statement, which will be presented to the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment, the persons named in the accompanying proxy will vote it in accordance with their best judgment on such matters.

     The Company has furnished its financial statements to stockholders in its 1998 Annual Report which accompanies this Proxy Statement. In addition, the Company will provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 1998 Annual Report and the Company's most recent Form 10-K, and any amendments thereto. Requests for copies of such report should be directed to Steven M. Harris, Secretary, 650 Townsend Street, San Francisco, California 94103; telephone number (415) 365-2500.

                       Documents Incorporated by Reference

                  The  following   documents  filed  by  the  Company  with  the
Commission (File No. 1-5270) pursuant to the Exchange Act are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

2. The Company's Current Report on Form 8-K filed with the Commission on January 12, 1998.

3. The Company's Proxy Statement on Schedule 14A filed with the Commission on January 28, 1998.

4. The Company's Current Report on Form 8-K filed with the Commission on February 12, 1998.

5. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

6. The Company's Current Report on Form 8-K filed with the Commission on April 4, 1998.

7. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

8. The Company's Current Report on Form 8-K filed with the Commission on June 1, 1998.

9. The Company's Current Report on Form 8-K filed with the Commission on July 28, 1998.

10. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as amended.

11. The Company's Current Report on Form 8-K filed with the Commission on September 14, 1998.

                  The Company's Current Report on Form 8-K filed on July 28, 1998 includes restated financial statements to reflect the treatment of KCI as a discontinued operation. Financial statements filed after July 28, 1998, will continue to reflect the treatment of KCI as a discontinued operation until the Company no longer operates such division. The Company will provide, without charge, a copy of any document hereby incorporated by reference to each stockholder who requests copies of such documents. Requests should be made to the Company at 650 Townsend Street, San Francisco, California, 94103; ATTN:
Steven M. Harris, Secretary.

                                                                      APPENDIX A
                                       A-5

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of ____________, 1999, pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL") and
Section 907 of the New York Business Corporation Law (the "NYBCL"), between SoftNet Systems, Inc., a New York corporation having its principal place of business at 650 Townsend Street, San Francisco, CA 94103 (the "Company"), and SoftNet Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, having its principal place of business at 650 Townsend Street, San Francisco, CA 94103 (the "Surviving Company").

                              W I T N E S S E T H:

                  WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of New York with total authorized capital stock of Twenty-Nine Million (29,000,000) shares, consisting of Twenty-Five Million (25,000,000) shares of common stock, $.01 par value per share (the "Company Common Stock") and Four Million (4,000,000) shares of preferred stock, $.10 par value per share (the "Company Preferred Stock").

                  WHEREAS, the Surviving Company is a corporation duly organized and existing under the laws of the State of Delaware and will have, effective at the Effective Date (as defined below) total authorized capital stock of One Hundred Four Million (104,000,000) shares, consisting of One Hundred Million (100,000,000) shares of common stock, $.01 par value per share (the "Surviving Company Common Stock"), and Four Million (4,000,000) shares of preferred stock, $.10 par value per share (the "Surviving Company Preferred Stock").

                  WHEREAS, the Boards of Directors of the Company and the Surviving Company have each adopted resolutions approving this Agreement and Plan of Merger.

                  NOW THEREFORE, in consideration of the foregoing and the undertakings herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Merger. The Company shall be merged into the Surviving Company pursuant to Section 252 of the DGCL and Section 907 of the NYBCL. The Surviving Company shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of the Company shall cease forthwith upon the Effective Date. The merger of the Company into the Surviving Company shall hereinafter be referred to as the "Merger."

                  2. Shareholder Approval. As soon as practicable after the execution of this Agreement and Plan of Merger, the Company and the Surviving Company shall, if necessary under the DGCL and NYBCL, submit this Agreement and Plan of Merger to their respective shareholders for approval.

                  3. Effective Date. The Merger shall be effective upon the filing of this Agreement and Plan of Merger with the Secretaries of State of the States of Delaware and New York, which filings shall be made as soon as practicable after all required shareholder approvals have been obtained. The time of such effectiveness shall hereinafter be referred to as the "Effective Date."

                  4. Common Stock and Preferred Stock of the Company. On the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, (1) each share of common stock of the Company shall cease to exist and shall be changed and converted into one fully paid and non-assessable share of the Surviving Company Common Stock and (2) each share of the Company Preferred Stock shall cease to exist and shall be changed and converted into one fully paid and non-assessable share of the Surviving Company Preferred Stock.

                  5. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of Company Common Stock and Company Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of the Surviving Company Common Stock and Surviving Company Preferred Stock into which the shares of the Company represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Surviving Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Surviving Company evidenced by such outstanding certificate as above provided.

                  6.   Stock Option Plans.

                           (a) On the  Effective  Date, if any options or rights
granted under either the Company's 1998 Stock Incentive Plan or the Amended 1995 Long Term Incentive Plan remain outstanding, then the Surviving Company shall assume the outstanding and unexercised portions of such options and such options shall be changed and converted into options to purchase common stock of the Surviving Company, such that an option to purchase one (1) share of common stock of the Company shall be converted into an option to purchase one (1) share of common stock of the Surviving Company. No other changes in the terms and conditions of such options shall occur.

                           (b) One (1) share of the Surviving  Company's  Common
Stock shall be reserved for issuance upon the exercise of each option to purchase one (1) share of the Surviving Company's Common Stock so reserved immediately prior to the Effective Date.

                           (c) No  "additional  benefits"  within the meaning of
Section 424(a)(2) of the Internal Revenue Code of 1986 (as amended) shall be accorded to the optionholders pursuant to the assumption of their Options.

                  7.   Warrants.

                           (a)  On  the  Effective  Date,  all  outstanding  and
unexercised warrants issued by the Company shall be charged and converted into warrants to purchase common stock of the Surviving Company, such that a warrant to purchase one (1) share of common stock of the Company shall be converted into a warrant to purchase one (1) share of common stock of the Surviving Company. No other changes in the terms and conditions of such warrants shall occur.

                           (b) One (1) share of the Surviving  Company's  Common
Stock shall be reserved for issuance upon the exercise of each warrant to purchase one (1) share of the Surviving Company's Common Stock so reserved immediately prior to the Effective Date.

                  8. Subordinated Convertible Debentures. On the Effective Date, the Surviving Company shall assume all obligations of the Company in connection with the Company's issuance of 9% Convertible Subordinated Debentures due 2000, 6% Convertible Subordinated Debentures due 2002 and 5% Convertible Subordinated Debentures due 2002 (the "Debentures"), and the Debentures shall be convertible into shares of the common stock of the Surviving Company rather than shares of the common stock of the Company. No other changes in the terms and conditions of the Debentures shall occur.

                  9. Cable Affiliate Incentive Plan. On the Effective Date, the Surviving Company shall assume all obligations of the Company under the Company's Cable Affiliate Incentive Plan (the "Incentive Plan"). For every share of the Company's Common Stock reserved for issuance under the Incentive Plan, a share of the Surviving Company's Common Stock shall similarly be reserved for issuance under the Incentive Plan.

                  10. Employee Benefit Plans. On the Effective Date, the Surviving Company shall assume all obligations of the Company under any and all employee benefit plans in effect as of such date with respect to which employee rights or accrued benefits are outstanding as of such date. On the Effective Date, the Surviving Company shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger.

                  11. Succession. On the Effective Date, the Surviving Company shall succeed to all of the rights, privileges, debts, liabilities, powers and property of the Company in the manner of and as more fully set forth in Section 259 of the DGCL. Without limiting the foregoing, upon the Effective Date, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations, and other assets of every kind and description of the Company shall be transferred to, vested in and developed upon the Surviving Company without further act or deed and all property, rights, and every other interest of the Company and the Surviving Company shall be as effectively the property of the Surviving Company as they were of the Company and the Surviving Company, respectively. All rights of creditors of the Company and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall attach to the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                  12. Certificate of Incorporation and Bylaws. From and after the Effective Date, the Certificate of Incorporation and Bylaws of the Surviving Company shall continue in full force and effect until further amended in accordance with the provisions thereof and applicable law.

                  13. Directors and Officers. The members of the Board of Directors and the officers of the Surviving Company on the Effective Date shall continue in office until the expiration of their respective terms of office and until their successors have been elected and qualified.

                  14. Further Assurances. From time to time, as and when required by the Surviving Company or by its successors and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to best or perfect in or to confirm of record or otherwise in the Surviving Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the officers and directors of the Company are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  15. Abandonment. Notwithstanding the approval of this Merger Agreement by the shareholders of the Company or by the sole stockholder of the Surviving Company, at any time before the Effective Date, (a) this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Company or the Surviving Company or both, including by reason of a determination, in the sole discretion of either Board of Directors, that holders of an unacceptable number of shares intend to exercise their statutory appraisal rights pursuant to Section 623 of the New York Business Corporation Law, or (b) the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Boards of Directors of the Company and the Surviving Company, such action would be in the best interests of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either corporation or their respective Board of Directors or stockholders with respect thereto, except that the Company shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

                  16. Conditions to Merger. The obligation of the corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the corporations in its sole discretion to the extent permitted by law):

                           (a)  the  Merger  shall  have  been  approved  by the
shareholders of the Company in accordance with applicable provisions of the New York Business Corporations Law;

                           (b) The Company, as sole stockholder of the Surviving
Company, shall have approved the Merger in accordance with the Delaware General Corporation Law; and

                           (c) any and all  consents,  permits,  authorizations,
approvals, and orders deemed in the sole discretion of the Company to be material to the consummation of the Merger shall have been obtained.

                  18. Amendment. This Agreement and Plan of Merger may be amended by the Boards of Directors of the Company and the Surviving Company at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of this Agreement and Plan of Merger by the shareholders of either the Company or the Surviving Company shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Company to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement and Plan of Merger if such alteration or change would adversely affect the holders of any class or series of the stock of such corporation.

                  19. Governing Law. This Agreement and Plan of Merger and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

                  20. Counterparts. In order to facilitate the filing and recording of this Agreement and Plan of Merger, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed and attested on its behalf by its officers hereunto duly authorized, as of the date first above written.

                                             SoftNet Systems, Inc.,
                                              a Delaware corporation


                                              By: ---------------------------
                                              Name:--------------------------
                                              Title: ------------------------

ATTESTED:

By: ---------------------------
Name:--------------------------
Title: ------------------------


                                              SoftNet Systems, Inc.,
                                              a Delaware corporation


                                              By: ---------------------------
                                              Name:--------------------------
                                              Title: ------------------------

ATTESTED:

By: ---------------------------
Name:--------------------------
Title: ------------------------

                                                                      APPENDIX B

              SECTION 623 PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT
                         TO RECEIVE PAYMENT FOR SHARES.

                  (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

                  (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

                  (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph
(g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

                  (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

                  (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (c,). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                  (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

                  (g) Within fifteen days after the expiration of the period within which shareholder,, may file their notices of election to dissent, or within fifteen days after the propose( corporate action is consummated. whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by
(1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer shall be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

                  (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

                           (1) The corporation  shall,  within twenty days after
the expiration of whichever is applicable of the two periods last mentioned. institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

                           (2)  If  the  corporation  fails  to  institute  such
proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the Supreme court, for good cause shown, shall otherwise direct.

                           (3) All dissenting shareholders, excepting those who,
as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

                           (4) The court shall determine whether each dissenting
shareholder, as to whom the corporation requests the
court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

                           (5)  The  final  order  in the  proceeding  shall  be
entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                           (6) The final order shall  include an  allowance  for
interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                           (7) Each party to such proceeding  shall bear its own
costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as Provided in clause (A), the court may consider the dollar amount or the percentage, or both, b which the fair value of the shares as determined exceeds the corporate offer.

                           (8) Within  sixty days after final  determination  of
the proceeding, the corporation s pay to each dissenting shareholder the amount found to be due him, upon surrender of certificate for any such shares represented by certificates.

                  (i) Shares acquired by the corporation upon the payment of the agreed value there or of the amount due under the final order, as provided in this section, shall become treasury shares or be, cancelled as provided in section 515 (Reacquired shares), except that, in case of a merger or consolidation, they may be held and disposed of as the plan of me or consolidation may otherwise provide.

                  (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

                           (1) Withdraw  his notice of election,  which shall in
such event be deemed withdrawn with the written consent of the corporation; or

                           (2) Retain   his  status as a  claimant  against  the
corporation and, if it is liquidated, subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for shares, which right the corporation shall be obliged to satisfy when the restrictions of paragraph do not apply.

                           (3) The  dissenting  shareholder  shall exercise such
option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation h given him written notice that payment for his shares cannot be made because of restrictions of this paragraph. If the dissenting shareholder fails to exercise such option provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

                  (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of an other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action shall be or is unlawful or fraudulent as to him.

                  (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

                  (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations) (Last amended by Ch. 117, L. `86, eff. 9-1-86.)

Exhibit Number  Description of Exhibit
--------------  ----------------------------------------------------------------
   1* Common Stock Purchase Warrant Certificate issued to RGC International Investors, LDC dated August 31, 1998 (Series C).
   2* Common Stock Purchase Warrant Certificate issued to Shoreline Pacific Equity, Ltd. dated August 31, 1998 (Series C).
   3*           Common Stock Purchase Warrant Certificate issued to Steven M.
                Lamar dated August 31, 1998 (Series C).
   4* Securities Purchase Agreement by and among the Company and the Buyers (as defined therein), dated as of August 31, 1998
                (Series C and Series D).
   5* Registration Rights Agreement by and among the Company and the Initial Investors (as defined therein) dated as of August 31, 1998 (Series C and Series D).
   6* Escrow Agreement by and among the Company, the Buyers (as defined therein), Shoreline Pacific Institutional Finance and the Escrow Holder (as defined therein), dated as of August 31, 1998 (Series C).
   7* Common Stock Purchase Warrant Certificate issued to Shoreline Pacific Equity, Ltd. dated August 31, 1998 (Series D).
   8*           Common Stock Purchase Warrant  Certificate issued to Steven M.
                Lamar dated August 31, 1998 (Series D).
   9** Securities Purchase Agreement by and among the Company and the Buyers (as defined therein), dated as of May 28, 1998 (Series B)
  10** Registration Rights Agreement by and among the Company and the Initial Investors (as defined therein), dated as of May 28, 1998 (Series B).
  11** Escrow Agreement by and among the Buyers (as defined therein), Shoreline Pacific Institutional Finance and the Escrow Holder (as defined therein), dated as of May 28, 1998 (Series D).
  12** Common Stock Purchase Warrant Certificate issued to purchasers of the Series B Preferred Stock, dated May 28, 1998.
  13** Common Stock Purchase Warrant Certificate issued to assignees of Shoreline Pacific Institutional Finance, dated May 28, 1998 (Series B).
  14* List of recipients of Common Stock Purchase Warrants issued in connection with Series B Preferred Stock transaction.
  15*** Securities Purchase Agreement by and among the Company and the Buyers (as defined therein), dated as of December 31, 1997 (Series A).
  16*** Registration Rights Agreement by and among the Company and the Initial Investors (as defined therein), dated as of December 31, 1997 (Series A).
  17*** Escrow Agreement by and among the Buyers (as defined therein), Shoreline Pacific Institutional Finances and the Escrow Holder (as defined therein), dated as of December 31, 1997 (Series A).
  18*** Common Stock Purchase Warrant Certificate issued to purchasers of the Series A Preferred Stock, dated December 31, 1997.
  19*** Common Stock Purchase Warrant Certificate issued to assignees of Shoreline Pacific Institutional Finance, dated December 31, 1997 (Series A).
  20* List of recipients of Common Stock Purchase Warrants issued in connection with Series A Preferred Stock transaction.
  21* Action by Written Consent of the Sole Holder of the Series E Convertible Preferred Stock of SoftNet Systems, Inc.
---------------
* Filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 333-65593)
** Filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 333-57337)
*** Filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 333-45335)

                              SOFTNET SYSTEMS, INC.
                                      PROXY
                Annual Meeting of Stockholders, February __, 1998

         This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints Dr. Lawrence B. Brilliant, Steven M. Harris and Mark
A. Phillips, and each of them, attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") of SoftNet Systems, Inc. to be held on February __, 1998 and at any adjournments thereof, and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned on _______, 1998 which the undersigned is entitled to vote, either on his own behalf or on behalf of any entity or entities, with the same force and effect as the undersigned might or could do if personally present thereat:


1.   FOR ____   AGAINST ____   ABSTAIN ____ To approve the Company's
                                            reincorporation in Delaware
2.   FOR ____   AGAINST ____   ABSTAIN ____ To increase the number of
                                            authorized shares of capital stock
3.   FOR ____   AGAINST ____   ABSTAIN ____ To approve the listing of the
                                            Company's Common Stock on the
                                            Nasdaq Stock Market
4.   FOR ____   AGAINST ____   ABSTAIN ____ To approve the adoption of the
                                            Company's 1998 Stock
                                            Incentive Plan under which
                                            2,850,668 shares of Common Stock
                                            have been reserved for issuance
5.   FOR ____   AGAINST ____   ABSTAIN ____ To authorize and approve the
                                            issuance of the common stock
                                            underlying the Company's
                                            Convertible Preferred Stock and
                                            Warrants to purchase common
                                            stock, which in the aggregate
                                            would represent 20% or more of
                                            the outstanding shares of Common
                                            Stock
6.   FOR ____   AGAINST ____   ABSTAIN ____ To approve the sale of the Company's
                                            non-Internet related subsidiaries
7.   FOR ____   AGAINST ____   ABSTAIN ____ To elect directors
8.   FOR ____   AGAINST ____   ABSTAIN ____ To appoint PricewaterhouseCoopers
                                            LLP as independent auditors of the
                                            Company for the fiscal year ending
                                            September 30, 1999

                  The shares covered by this proxy will be voted in accordance with the undersigned's instruction with respect to any matter in which a choice is specified. Unless a contrary instruction is indicated, this proxy will be voted in favor of each proposals, and will be voted at the discretion of the proxy holders on such other matters as may come before the Annual Meeting.

                  Each of the proxies or their substitutes as shall be present and acting at the Annual Meeting shall have and may exercise all of the powers of all of said proxies hereunder.

           Please print the name(s) appearing on each certificate over which you have voting authority:


                 ----------------------------------------------
                           [Print Name on Certificate]


                             Please sign your name:

                 ----------------------------------------------
                             [Authorized Signature]


                 ----------------------------------------------
                              [Date of Signature]